Exhibit 4v EXHIBIT A CONFORMED THROUGH AMENDMENT NO. 4 DATED DECEMBER 22, 2023 CREDIT AGREEMENT DATED AS OF DECEMBER 22, 2020 as amended by that certain Amendment No. 1 on March 23, 2021, as further amended by that certain Amendment No. 2 on July 13, 2021, as further amended by that certain Amendment No. 3 on July 11, 2022 and as further amended by that certain Amendment No. 4 on December 22, 2023 AMONG SI INVESTMENT CO, LLC, AS BORROWER, SIENERGY OPERATING, LLC, AS HOLDINGS THE GUARANTORS FROM TIME TO TIME PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, ING CAPITAL LLC, AS ADMINISTRATIVE AGENT AND BOOKRUNNER AND ING CAPITAL LLC, COBANK, ACB AND KEYBANC CAPITAL MARKETS INC., AS JOINT LEAD ARRANGERS TABLE OF CONTENTS Page Section 1 Definitions; Interpretation. ...................................................................................7 Section 1.1 Definitions....................................................................................................7 Section 1.2 Interpretation ..............................................................................................43 Section 1.3 Change in Accounting Principles...............................................................43 Section 2 The Facilities.........................................................................................................44 Section 2.1 Facilities .....................................................................................................44 Section 2.2 Letters of Credit .........................................................................................45 Section 2.3 Applicable Interest Rates ...........................................................................49 Section 2.4 Minimum Borrowing Amounts; Maximum Interest Periods .....................49 Section 2.5 Manner of Borrowing Loans and Designating Applicable Interest Rates ...........................................................................................................49 Section 2.6 Maturity of Loans ......................................................................................52 Section 2.7 Prepayments ...............................................................................................52 Section 2.8 Default Rate ...............................................................................................55 Section 2.9 Evidence of Indebtedness ..........................................................................56 Section 2.10 Commitment Terminations ........................................................................57 Section 2.11 Replacement of Lenders ............................................................................57 Section 2.12 Defaulting Lenders.....................................................................................58 Section 2.13 Cash Collateral for Fronting Exposure ......................................................61 Section 3 Fees. .......................................................................................................................61 Section 3.1 Fees ............................................................................................................61 Section 4 Taxes; Change in Circumstances, Increased Costs, and Funding Indemnity. .............................................................................................................63 Section 4.1 Taxes ..........................................................................................................63 Section 4.2 Change of Law ...........................................................................................67 Section 4.3 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Adjusted Term SOFR ...........................................................................67 Section 4.4 Benchmark Replacement Setting ...............................................................68 Section 4.5 Increased Costs ..........................................................................................72 Section 4.6 Funding Indemnity ..................................... Error! Bookmark not defined. Section 4.7 Discretion of Lender as to Manner of Funding ..........................................74 Section 4.8 Lending Offices; Mitigation Obligations ...................................................75 Section 5 Place and Application of Payments. ...................................................................75 Section 5.1 Place and Application of Payments ...........................................................75 Section 5.2 Non-Business Days ....................................................................................76 Section 5.3 Payments Set Aside....................................................................................76 Section 6 Representations and Warranties. .......................................................................76 Section 6.1 Organization and Qualification ..................................................................76 3 Section 6.2 Subsidiaries ................................................................................................77 Section 6.3 Authority and Validity of Obligations .......................................................77 Section 6.4 Use of Proceeds; Margin Stock..................................................................77 Section 6.5 Financial Reports .......................................................................................78 Section 6.6 No Material Adverse Change.....................................................................78 Section 6.7 Full Disclosure; Financial Condition .........................................................78 Section 6.8 Trademarks, Franchises, and Licenses .......................................................78 Section 6.9 Governmental Authority and Licensing.....................................................79 Section 6.10 Good Title ..................................................................................................79 Section 6.11 Litigation and Other Controversies ............................................................79 Section 6.12 Taxes ..........................................................................................................79 Section 6.13 Approvals ...................................................................................................79 Section 6.14 [Reserved] ..................................................................................................80 Section 6.15 Investment Company .................................................................................80 Section 6.16 ERISA ........................................................................................................80 Section 6.17 Compliance with Laws ..............................................................................80 Section 6.18 Sanctions ....................................................................................................81 Section 6.19 Labor Matters .............................................................................................81 Section 6.20 Other Agreements ......................................................................................81 Section 6.21 Solvency .....................................................................................................82 Section 7 Conditions Precedent. ..........................................................................................82 Section 7.1 All Loan/LC Events ...................................................................................82 Section 7.2 Closing Date...............................................................................................82 Section 8 Covenants..............................................................................................................84 Section 8.1 Maintenance of Business ...........................................................................84 Section 8.2 Maintenance of Properties .........................................................................85 Section 8.3 Taxes and Assessments ..............................................................................85 Section 8.4 Insurance ....................................................................................................85 Section 8.5 Financial Reports; Notices .........................................................................86 Section 8.6 Inspection ...................................................................................................88 Section 8.7 Borrowings and Guaranties........................................................................88 Section 8.8 Liens ...........................................................................................................90 Section 8.9 Investments, Acquisitions, Loans and Advances .......................................93 Section 8.10 Mergers, Consolidations and Sales ............................................................95 Section 8.11 [Reserved] ..................................................................................................97 Section 8.12 Dividends and Certain Other Restricted Payments ....................................97 Section 8.13 ERISA ........................................................................................................98 Section 8.14 Compliance with Laws ..............................................................................98 Section 8.15 Compliance with Sanctions Programs and Anti-Corruption Laws ............99 Section 8.16 Burdensome Contracts With Affiliates ....................................................100 Section 8.17 No Changes in Fiscal Year ......................................................................101 Section 8.18 [Reserved] ................................................................................................101 Section 8.19 Change in the Nature of Business ............................................................101 Section 8.20 Use of Proceeds........................................................................................101 Section 8.21 No Restrictions.........................................................................................101 4 Section 8.22 [Reserved] ................................................................................................101 Section 8.23 Amendments to Organizational Documents ............................................101 Section 8.24 [Reserved] ................................................................................................101 Section 8.25 Financial Covenants .................................................................................102 Section 8.26 Passive Holding Company Restrictions ...................................................102 Section 8.27 New Guarantors .......................................................................................102 Section 9 Events of Default and Remedies. ......................................................................103 Section 9.1 Events of Default .....................................................................................103 Section 9.2 Non-Bankruptcy Defaults ........................................................................105 Section 9.3 Bankruptcy Defaults ................................................................................105 Section 9.4 Post-Default Collections ..........................................................................106 Section 9.5 Borrower’s Right to Cure.........................................................................106 Section 10 The Administrative Agent. ................................................................................107 Section 10.1 Appointment and Authority .....................................................................107 Section 10.2 Rights as a Lender ....................................................................................107 Section 10.3 Action by Administrative Agent; Exculpatory Provisions ......................107 Section 10.4 Reliance by Administrative Agent ...........................................................109 Section 10.5 Delegation of Duties ................................................................................109 Section 10.6 Resignation of Administrative Agent ......................................................109 Section 10.7 Non-Reliance on Administrative Agent and Other Lenders ....................110 Section 10.8 L/C Issuer .................................................................................................111 Section 10.9 Hedging Liability and Bank Product Obligations ....................................111 Section 10.10 Designation of Additional Agents ...........................................................112 Section 10.11 Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral .......................................................112 Section 10.12 Authorization to Release, Limit or Subordinate Liens or to Release Guaranties ................................................................................................113 Section 10.13 Authorization of Administrative Agent to File Proofs of Claim .............114 Section 10.14 Certain ERISA Matters ............................................................................114 Section 10.15 Rate Disclaimer ........................................................................................115 Section 11 The Guarantees. .................................................................................................116 Section 11.1 The Guarantees ........................................................................................116 Section 11.2 Guarantee Unconditional .........................................................................116 Section 11.3 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances ..........................................................................................117 Section 11.4 Subrogation ..............................................................................................118 Section 11.5 Subordination ...........................................................................................118 Section 11.6 Waivers ....................................................................................................118 Section 11.7 Limit on Recovery ...................................................................................118 Section 11.8 Stay of Acceleration .................................................................................118 Section 11.9 Benefit to Guarantors ...............................................................................118 Section 11.10 Keepwell ..................................................................................................119 Section 12 Collateral. ...........................................................................................................119

Section 12.1 Collateral....119
Section 12.2 [Reserved]....119
Section 12.3 Further Assurances....119

Section 13 Miscellaneous....120
Section 13.1 Notices....120
Section 13.2 Successors and Assigns....122
Section 13.3 Amendments....126
Section 13.4 Costs and Expenses; Indemnification....127
Section 13.5 No Waiver, Cumulative Remedies....130
Section 13.6 Right of Setoff....130
Section 13.7 Sharing of Payments by Lenders....130
Section 13.8 Survival of Representations....131
Section 13.9 Survival of Indemnities....131
Section 13.10 Counterparts; Integration; Effectiveness....131
Section 13.11 Headings....132
Section 13.12 Severability of Provisions....132
Section 13.13 Construction....132
Section 13.14 Excess Interest....132
Section 13.15 Lender's and L/C Issuer's Obligations Several....133
Section 13.16 No Advisory or Fiduciary Responsibility....133
Section 13.17 Governing Law; Jurisdiction; Consent to Service of Process....134
Section 13.18 WAIVER OF JURY TRIAL....134
Section 13.19 USA Patriot Act....135
Section 13.20 Confidentiality....135
Section 13.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions....136
Section 13.22 Acknowledgement Regarding Any Supported QFCs....137

Exhibits

Exhibit A — Notice of Payment Request

Exhibit B — Notice of Borrowing

Exhibit C — Notice of Continuation/Conversion

Exhibit D-1 — Revolving Note

Exhibit D-3 — Term Note

Exhibit E — Compliance Certificate

Exhibit F — Additional Guarantor Supplement

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Exhibit G	—	Assignment and Assumption
Exhibit H-1	—	Form of U.S. Tax Compliance Certificate
Exhibit H-2	—	Form of U.S. Tax Compliance Certificate
Exhibit H-3	—	Form of U.S. Tax Compliance Certificate
Exhibit H-4	—	Form of U.S. Tax Compliance Certificate

Schedules

Schedule 1.1	—	Excluded Subsidiaries
Schedule 2.1	—	Commitments
Schedule 6.2	—	Subsidiaries; Organizational Chart
Schedule 6.17	—	Compliance with Laws
Schedule 8.7	—	Closing Date Indebtedness
Schedule 8.8	—	Closing Date Liens
Schedule 8.10		Dispositions

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Credit Agreement

This Credit Agreement is entered into as of December 22, 2020 by and among Si Investment Co, LLC, a Delaware limited liability company (the "**Borrower**"), SiEnergy Operating, LLC, a Delaware limited liability company ("**Holdings**"), the Guarantors from time to time party to this Agreement, the financial institutions from time to time party to this Agreement as Lenders, and ING Capital LLC, as Administrative Agent and as L/C Issuer.

Preliminary Statement

Whereas, the Lenders, at the request of the Borrower, have agreed, subject to the terms and conditions of this Agreement and the other Loan Documents, to extend certain credit facilities to the Borrower, the proceeds of which will be used (i) to provide for working capital and other general corporate purposes of the Borrower and (ii) to provide Letters of Credit for general corporate purposes;

Now, therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Definitions; Interpretation.

Section 1.1 Definitions. The following terms when used herein shall have the following meanings:

"**2021 Term Loan Borrowing**" means a borrowing consisting of simultaneous 2021 Term Loans of the same Class and "type" and, in the case of SOFR Loans, having the same Interest Period.

"**2021 Term Commitments**" means, as to any Lender, the obligation of such Lender to make 2021 Term Loans on the Amendment No. 1 Effective Date not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 attached to Amendment No. 1 and made a part thereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. For the avoidance of doubt, the 2021 Term Commitments shall be reduced by the amounts of any 2021 Term Loans made hereunder. The Borrower and the Lenders acknowledge and agree that the aggregate 2021 Term Commitments of the Lenders is $17,900,000 on the Amendment No. 1 Effective Date.

"**2021 Term Loan Exposure**" means, as to any Lender at any time, the aggregate outstanding amount at such time of its outstanding 2021 Term Loans.

"**2021 Term Loan Facility**" means the credit facility for making 2021 Term Loans as described in Section 2.1.

"**2021 Term Loans**" is defined in Section 2.1(c) and, as so defined, includes a Base Rate Loan or a SOFR Loan, each of which is a *"type"* of 2021 Term Loan hereunder.

"**2021 Weather Event**" means the power outages and increase in natural gas prices caused by low temperatures that occurred in the State of Texas on or about February 11, 2021 through February 21, 2021.

"**2021 Weather Event Proceeds**" means the proceeds of any surcharge, payment or fee the Borrower or any other Loan Party receives from its customers or any relevant regulatory authority in connection with the 2021 Weather Event which are intended to recover the Borrower's or any other Loan Party's Excess Gas Costs and related carrying costs incurred for the delivery of natural gas to customer connections in connection with the 2021 Weather Event.

"**2023 Term Loan Commitments**" means, as to any Lender, the obligation of such Lender to make Term Loans not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 attached to Amendment No. 4 and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. For the avoidance of doubt, the 2023 Term Loan Commitments shall be reduced by the amounts of any Term Loans made hereunder with respect to such 2023 Term Loan Commitments from time to time. The Borrower and the Lenders acknowledge and agree that the aggregate 2023 Term Loan Commitments of the Lenders is $50,000,000 on the Amendment No. 4 Effective Date.

"**Adjusted Term SOFR**" means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation.

“**Administrative Agent**” means ING Capital LLC, in its capacity as Administrative Agent hereunder, and any successor or assign in such capacity pursuant to Section 10.6.

“**Administrative Questionnaire**” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“**Affected Financial Institution**” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“**Affiliate**” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“**Agreement**” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or modified from time to time pursuant to the terms hereof.

“**Amendment No. 1**” means that Amendment No. 1 to Credit Agreement, dated as of March 23, 2021 between the Borrower, Holdings, the Administrative Agent, the Guarantors party thereto and the Lenders party thereto.

“**Amendment No. 1 Effective Date**” is defined in Amendment No. 1.

“**Amendment No. 2**” means that Amendment No. 2 to Credit Agreement, dated as of July 13, 2021 between the Borrower, the Administrative Agent and the Lenders party thereto.

“**Amendment No. 2 Effective Date**” is defined in Amendment No. 2.

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9 “Amendment No. 3” means that Amendment No. 3 to Credit Agreement, dated as of July 11, 2022 between the Borrower, Holdings, the Administrative Agent, the Guarantors party thereto and the Lenders party thereto. “Amendment No. 3 Effective Date” is defined in Amendment No. 3. “Amendment No. 4” means that Amendment No. 4 to Credit Agreement, dated as of December 22, 2023 between the Borrower, Holdings, the Administrative Agent, the Guarantors party thereto and the Lenders party thereto. “Amendment No. 4 Effective Date” is defined in Amendment No. 4. “Anti-Corruption Law” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to any Loan Party or any Subsidiary. “Applicable Margin” means with respect to (a) Base Rate Loans and Reimbursement Obligations, 0.750%; (b) SOFR Loans and L/C Participation Fees, 1.750%; and (c) commitment fees payable under Section 3.1(a) and Section 3.1(b), 0.6125%. “Application” is defined in Section 2.2(b). “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Asset Sale” means the sale or disposition by any Loan Party or any Subsidiary thereof to any Person other than another Loan Party or a Subsidiary thereof of any of the assets of any Loan Party or such Subsidiary thereof other than (i) sales or dispositions permitted by Section 8.10(a) through Section 8.10(e) and Section 8.10(g) through Section 8.10(o) and (ii) sales or dispositions of any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $750,000 or less. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and the applicable assignee (with the consent of any party whose consent is required by Section 13.2(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent. “Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2(c) or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. 10 “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Product Obligations” means any and all of the obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products. “Bank Products” means each and any of the following bank products and services: (a) credit cards or charge cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services). “Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate) (the “Prime Rate”), (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 1/2 of 1%, and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively. “Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.3(a). “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” is defined in the introductory paragraphs of this Agreement. 11 “Borrowing” means a Revolving Loan Borrowing, Term Loan Borrowing or a 2021 Term Loan Borrowing, in each case, of a particular Class, as the context may require. “Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York, New York and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a SOFR Loan, is also a U.S. Government Securities Business Day. “Calculation Date” means the last day of any fiscal quarter of the Borrower. “Capital Expenditure” means, for any Person, an expenditure by such Person for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets, software, or additions to equipment (including replacements, capitalized repairs, and improvements) which are required to be capitalized under GAAP on the balance sheet of such Person. “Capital Lease” means any lease of Property that have been or are required to be, in accordance with GAAP, recorded as financings or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat leases in a manner consistent with its current treatment under generally accepted accounting principles as of the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter. For the avoidance of doubt, any lease that would have been characterized as an operating lease in accordance with GAAP prior to the date of the Borrower’s adoption of ASC 842 (whether or not such lease was in effect on such date) shall not constitute a Capital Lease hereunder, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on the Borrower’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to the Borrower’s adoption of ASC 842. “Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP. “Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent (or any sub-agent or designee of the Administrative Agent), for the benefit of one or more of the Secured Parties, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. 12 “Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above; provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System, and (g) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means the occurrence of any of the following: (a) at any time prior to a Qualified IPO, the Sponsor shall cease to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, at least 50.1% of the aggregate Voting Stock of the Borrower; provided, that no Change of Control shall occur if, in connection with any transaction that would otherwise constitute a Change of Control with respect to this clause (a), the party that is acquiring the Voting Stock or equity interests, as applicable that would otherwise result in a Change of Control is a Qualified Transferee; or

13 (b) at any time after a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than (i) the Sponsor or (ii) any “group” including the Sponsor (provided that the Sponsor beneficially owns at least 50.1% of all voting interests beneficially owned by such “group”), shall have acquired beneficial ownership of 50.0% (or more) on a fully diluted basis of the voting interest in Borrower’s equity interests and any combination of the Sponsors shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Borrower’s equity interests; provided, that no Change of Control shall occur if, in connection with any transaction that would otherwise constitute a Change of Control with respect to this clause (b), the party that is acquiring the Voting Stock or equity interests, as applicable that would otherwise result in a Change of Control is a Qualified Transferee. “Class” means (a) when used with respect to Lenders, such Lenders who hold a particular Class of Commitments or Loans, and (b) when used with respect to Commitments or Loans, such Commitments or Loans that are Term Loan Commitments, 2021 Term Loan Commitments, Revolving Loan Commitments, Term Loans, 2021 Term Loans or Revolving Loans. “Closing Date” means the Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion. “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto. “Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents. “Collateral Documents” means the Security Agreement, the Pledge Agreement and all other security agreements, pledge agreements, assignments, financing statements, control agreements, and other documents as shall from time to time secure or relate to the Secured Obligations or any part thereof. “Collection and Reporting Agreement” means that certain Collection and Reporting Agreement by and between United Professionals Company, LLC and the other parties party thereto in form and substance consistent with the form delivered to the Administrative Agent by the Borrower on or prior to the Amendment No. 3 Effective Date. “Commitments” means, collectively, the Term Loan Commitments, the Revolving Loan Commitments and the 2021 Term Loan Commitments. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” is defined in Section 8.5(g). “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base 14 Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.5 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes. “Consolidated EBITDA” means, with reference to any Test Period and without duplication, the sum of: (a) Consolidated Net Income for such period; plus (b) the following expenses or charges to the extent deducted from Consolidated Net Income in such period (or, in the case of clause (x) below, not initially included in): (i) Interest Expense for such period, (ii) federal, state and local income, excise and franchise Taxes for such period, (iii) depreciation and amortization for such period, (iv) the amount of any restructuring charges, accruals or reserves, costs incurred in connection with any strategic initiatives, costs incurred in connection with acquisitions after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), restructuring costs; provided that amounts added to Consolidated EBITDA pursuant to this clause (iv) shall not, in the aggregate exceed 15% of Consolidated EBITDA (determined prior to giving effect thereto), (v) any other non-cash charges, including (A) any write offs, write downs, expenses, losses or items reducing Consolidated Net Income for such period, (B) equity- based awards compensation expense, and (C) gains or losses on sales, disposals or abandonment of, or any impairment charges or asset write-down or write-off related to, intangible assets, long-lived assets, inventory, 15 (vi) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-owned Subsidiary, (vii) the amount of any earn-out and other contingent consideration obligations in connection with any Investment permitted hereunder, (viii) Transaction Costs and costs and expenses incurred in connection with any Investments, asset dispositions, repayment, refinancing, amendment or modification of Indebtedness or similar transactions permitted hereunder after the Closing Date, (ix) extraordinary, exceptional and non-recurring expenses or losses (including all fees and expenses relating thereto) and curtailments or modifications to pension and postretirement employee benefit plans, (x) the amount of (x) pro forma “run rate” cost savings and operating expense reductions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken (including from any actions taken in whole or in part prior to the Closing Date) or (y) pro forma “run rate” cost savings and operating expense reductions related to any Investment permitted hereunder after the Closing Date that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result, from actions that have been taken, net of the amount of actual benefits realized during such period from such actions, in each case, calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings and operating expense reductions were realized on the first day of the applicable period for the entirety of such period; provided that no cost savings and operating expense reductions shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that (i) any cost savings and operating expense reductions added pursuant to this clause (x) shall be reasonably expected to be realized within twelve months of the date such action is taken (or in the case of an action taken prior to the Closing Date, within twelve months of the Closing Date) and (ii) amounts added to Consolidated EBITDA pursuant to this clause (x) shall not, in the aggregate exceed 15% of Consolidated EBITDA (determined prior to giving effect thereto), (xi) any costs or expenses incurred by the Borrower or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Borrower or Net Cash Proceeds of an issuance of equity interest of Borrower, (xii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA for any previous period and not added back, and 16 (xiii) any net loss from disposed or discontinued operations (excluding held-for- sale discontinued operations until actually disposed of); minus (c) to the extent included in the statement of Consolidated Net Income for such period, the sum of: (i) non-cash gains increasing Consolidated Net Income of such Person for such period, (ii) any net income from disposed or discontinued operations (excluding held-for- sale discontinued operations until actually disposed of) and (iii) extraordinary gains and unusual or non-recurring gains (less all fees and expenses relating thereto). “Consolidated Net Income” for any period, means the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such consolidated net income (to the extent otherwise included therein) the following: (a) any after-tax effect of extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period, (b) the net income of any Person in which the Borrower or any Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Subsidiary, as the case may be; (c) the net income (or deficit) of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries; (d) the cumulative effect of a change in accounting principles and any gains or losses attributable to write-ups or write-downs of assets; (e) any net after-tax effect of gains or losses attributable to asset dispositions or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any capital stock of any Person other than in the Ordinary Course of Business as determined in good faith by the Borrower; (f) any net after-tax effect of income (loss) from the early extinguishment, cancellation or conversion of (a) Indebtedness, (b) Swap Obligations or (c) other debt or derivative instruments; (g) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, Investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

17 (h) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights, equity based awards, equity incentive programs or other non-cash deemed financial charges in respect of any pension liabilities or other provisions shall be excluded, and any cash charges associated with the rollover, acceleration, or payout of equity interests by management of the Borrower or any of its direct or indirect parent companies; (i) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to this Agreement), issuance of equity interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement) and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful; (j) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition or any Disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (i) not denied by the applicable carrier (without any right of appeal thereof) within 180 days and (ii) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded; (k) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 day period), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded; and (l) any non-cash gains or losses or positive or negative adjustments under FASB ASC 815 as a result of changes in the fair market value of derivatives. “Consolidated Total Capitalization” means, as of any date of determination, the sum (without duplication) of the following in respect of the Borrower and the Subsidiaries taken together, determined on a consolidated basis in accordance with GAAP: (a) Consolidated Total Debt, and (b) the sum of the amounts as set forth on the consolidated balance sheet of the Borrower and its Subsidiaries at such date for (i) capital stock, (ii) capital surplus and (iii) retained earnings. “Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting 18 from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations or purchase money debt, debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three (3) Business Days after such amount is drawn), (ii) for the avoidance of doubt, (x) lease obligations (other than Capitalized Lease Obligations), unused commitments and obligations under Hedging Agreements and (y) obligations in respect of earn-outs and (iii) the 2021 Term Loans incurred under Section 2.1(c); provided that this clause (iii) shall only be applicable (x) on or prior to December 31, 2022, (y) after December 31, 2022, so long as any 2021 Weather Event Proceeds have been received (or are expected to be received pursuant to an invoice or a bill) by the Borrower or any other Loan Party and (z) at any other time, so long as the 2021 Term Loans have been repaid in full. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code. “Customer Rate Relief Property” has the meaning assigned to such term in the Collection and Reporting Agreement. “Debt Service” means, in respect of any Calculation Date, the sum of (i) the scheduled cash interest expense on Indebtedness payable during such period less any net payments expected to be received by the Borrower during such period pursuant to Hedging Agreements entered into in connection with this Agreement, (ii) any net payments expected to be paid by the Borrower during such period pursuant to Hedging Agreements entered into in connection with this Agreement and (iii) scheduled principal payments on Indebtedness of the Loan Parties payable during such period. For the avoidance of doubt, except as expressly set forth in clause (ii) above, Debt Service shall not include (x) mandatory prepayments pursuant to the Loan Documents and (y) (1) scheduled cash interest expenses to the extent such cash interest expenses are or are expected to be recoverable (as carrying costs) by the Borrower through receipt of 2021 Weather Event Proceeds and (2) scheduled principal payments (or payments required under Section 2.7(b)(v)), in each case, with respect to the 2021 Term Loans; provided that this clause (y) shall only be applicable (A) on or prior to December 31, 2022, (B) after December 31, 2022, so long as any 2021 Weather Event Proceeds have been received (or are expected to be received pursuant to an invoice or a bill) by the Borrower or any other Loan Party and (C) at any time, so long as the 2021 Term Loans have been repaid in full. “Debt Service Coverage Ratio” means, as of any Calculation Date, the ratio of (a) Consolidated EBITDA for the Test Period ending on such Calculation Date to (b) Debt Service for the Test Period ending on such Calculation Date. 19 “Debt to Capitalization Ratio” means, as of any Calculation Date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Total Capitalization on such date. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Legal Requirements of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition which constitutes an Event of Default or any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default. “Defaulting Lender” means, subject to Section 2.12(b), any Lender that has a Revolving Loan Commitment, Term Loan Commitment or 2021 Term Loan Commitment that (a) has failed to (i) fund all or any portion of its Revolving Loans, Term Loans and/or 2021 Term Loans, as applicable, within two (2) Business Days of the date such Revolving Loans, Term Loans and/or 2021 Term Loans, as applicable, were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Loan, Term Loan and/or 2021 Term Loan, as applicable, hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date, or other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial, territorial or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) if such Lender or its direct or indirect parent company is solvent, the appointment of an administrator, provisional liquidator conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case so long as such 20 ownership interest or appointment, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each Lender. “Delaware LLC Act” means the Delaware Limited Liability Company Act (6 Del.C. §18- 101, et seq.), as amended from time to time. “Designated Equity Contribution” is defined in Section 9.5(a). “Disposition” means the sale, lease, conveyance or other disposition of Property. “Disposing”, “Dispose” and “Disposed” have meanings correlative thereto. “Division” has the meaning assigned thereto in Section 18-217 (Division of a limited liability company) of the Delaware LLC Act. “Domestic Subsidiary” means a Subsidiary organized under the laws of any jurisdiction within the United States; provided that any Subsidiary that would otherwise constitute a Domestic Subsidiary and that is a holding company that owns equity interests in one or more Foreign Subsidiaries but owns no other material assets and does not engage in any material trade or business (other than acting as a holding company for such equity interests in Foreign Subsidiaries), shall not constitute a Domestic Subsidiary hereunder and shall instead be deemed to be a Foreign Subsidiary hereunder. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.2(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 13.2(b)(iii)). “Environmental Claim” means any notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether

21 administrative, judicial or private in nature), in each case (to the extent applicable) in writing, arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action or order of a Governmental Authority in connection with a Hazardous Material or Environmental Law or (d) from any damage, injury, threat or harm to natural resources, the environment or human health in connection with Hazardous Materials. “Environmental Knowledge” of a particular fact or matter means the actual knowledge of the chief financial officer, chief operating officer, chief executive officer or president of a Loan Party. “Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of the indoor or outdoor environment or human health issues related to Hazardous Materials, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation or order issued thereunder. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, release, or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract, agreement or other legally enforceable consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” means any event or condition identified as such in Section 9.1. “Excess Gas Costs” means, in the aggregate, the costs related to purchased gas delivered to customers during or in connection with the 2021 Weather Event to the extent that (a) such costs were not (nor are expected to be) billed to the Loan Parties’ customers (other than as fees or surcharges constituting 2021 Weather Event Proceeds) for such customers’ gas usage during the 2021 Weather Event and/or (b) the recovery of such costs by the Loan Parties from its customers have been deferred to a date that is after the Amendment No. 1 Effective Date. “Excluded Account” means (a) a deposit account used solely for the purpose of: (i) withheld income Taxes and federal, state, local or foreign employment Taxes in such amounts as are required in the reasonable judgment of a Loan Party to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies within the then 22 current calendar year or the following calendar year with respect to current or former employees of any of the Loan Parties, (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Loan Party, (iii) amounts which are required to be pledged or otherwise provided as security pursuant to any requirement of any Governmental Authority, (iv) amounts to be used to fund payroll obligations, payroll taxes and other employee wage benefit payments to or for the benefit of the employees of any Loan Party (including, but not limited to, amounts payable to any employment contracts between any Loan Party and their respective employees), and/or (v) funds not owned by any Loan Party, (b) segregated deposit accounts constituting zero balance accounts and (c) other deposit accounts that have an average daily balance over any thirty (30) consecutive days that does not exceed (i) $250,000 for any individual account under this clause (c) and (ii) $500,000 in the aggregate for all such accounts under this clause (c). “Excluded Property” means (a) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, as reasonably agreed between by the Borrower and the Administrative Agent, (b) any assets securing Purchase Money Obligations or Capital Leases permitted hereunder if the granting of a Lien to any third party is prohibited by the agreement(s) setting forth the terms and conditions applicable to such Indebtedness or requires any consent or establishes any other conditions for or would result in the termination of such agreement because of an assignment thereof, or a grant of a security interest therein; provided that if and when the prohibition which prevents the granting of a Lien in any such Property is removed, terminated or otherwise becomes unenforceable as a matter of law (including, without limitation, the termination of any such security interest resulting from the satisfaction of the Indebtedness secured thereby), and notwithstanding any previous release of Lien provided by the Administrative Agent requested in connection with respect to any such Indebtedness, the Excluded Property will no longer include such Property and the Administrative Agent will be deemed to have a security interest in such property and the Collateral will be deemed to include such Property without further action or notice by any Person; (c) any permit or license issued to any Loan Party as the permit holder or licensee thereof or any lease or other contract or any property rights subject thereto to which any Loan Party is party, in each case only to the extent and for so long as the terms of such permit, license, lease or contract effectively (after giving effect to Sections 9-406 through 9-409, inclusive, of the Uniform Commercial Code in the applicable state (or any successor provision or provisions) or any other applicable law) prohibit the creation by such Loan Party of a security interest in such permit, license, lease, contract or other property right in favor of the Administrative Agent or would result in an effective invalidation, termination or breach of the terms of any such permit, license, lease or contract (after giving effect to Sections 9-406 through 9-409, inclusive, of the Uniform Commercial Code in the applicable state (or any successor provision or provisions) or any other applicable law), in each case unless and until any required consents are obtained; 23 (d) any applications for trademarks filed in the United States Patent and Trademark Office on the basis of a Loan Party’s intent to use such mark pursuant to 15 U.S.C. § 1051 Section 1(b) and for which a form evidencing use of the trademark in interstate commerce has not been filed with the United States Patent and Trademark Office pursuant to 15 U.S.C. §1060(a), to the extent and only for the duration that the security interest granted in such applications will invalidate, terminate or abandon such applications, or any registrations resulting therefrom, under applicable law; (e) Excluded Accounts; (f) equity interests in Excluded Subsidiaries (other than Foreign Subsidiaries) and entities (other than the Borrower) that are not wholly owned, directly or indirectly, by the Loan Parties, to the extent a pledge of such equity interests is prohibited by the organizational documents or agreements with the other equity holders of such entity; (g) equity interests of any Foreign Subsidiary of any Loan Party or any of its Subsidiaries if, and solely to the extent that, the inclusion of such shares of equity interests would cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed repatriation of the earnings of such Foreign Subsidiary to such Foreign Subsidiary’s United States parent for United States federal income tax purposes, (h) motor vehicles and other assets subject to certificates of title or ownership to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (i) commercial tort claims with an individual value of less than $1,000,000; (j) letter-of-credit rights having an individual face amount or value of $1,000,000 or less to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement; (h) any particular assets if the Administrative Agent and the Borrower reasonably agree that the burden, cost or consequences (including any adverse tax consequences or any flood insurance compliance matters) of creating or perfecting such pledges or security interests therein or obtaining title insurance is excessive in relation to the practical benefits to be obtained therefrom by the Lenders under the Loan Documents; and (i) Customer Rate Relief Property and the proceeds thereof. provided that the Excluded Property will not include, and the Collateral shall include and the security interest granted in the Collateral shall attach to, (i) all proceeds, substitutions or replacements of any such excluded items referred to herein unless such proceeds, substitutions or replacements would constitute excluded items hereunder, (ii) all rights to payment due or to become due under any such excluded items referred to herein, (iii) if and when the prohibition which prevents the granting of a security interest in any such Property is removed, terminated, or otherwise becomes unenforceable as a matter of law, the Administrative Agent will be deemed to have a security interest in such property, and the Collateral will be deemed to include such Property without further action or notice by any Person, (iv) any of the equity interests owned by Borrower in a Subsidiary Guarantor, (v) non-voting equity interests of a first tier Foreign Subsidiary owned by any Loan Party and (vi) voting equity interests of a first tier Foreign Subsidiary owned by any 24 Loan Party representing not more than 65% of the total voting power of all outstanding voting equity interests of such Foreign Subsidiary, with equity interests of such Foreign Subsidiary constituting “stock entitled to vote” within the meaning of Treasury regulation section 1.956 2(c)(2) being treated as voting equity interests of such Foreign Subsidiary for purposes of clause (g). “Excluded Subsidiaries” means (a) any Foreign Subsidiary, (b) any Immaterial Subsidiary, (c) any Subsidiary that is not a Wholly-owned Subsidiary; (d) any Subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or at the time such Subsidiary is acquired (and not entered into in contemplation of such acquisition), as applicable, from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (e) any Subsidiary acquired pursuant to a Permitted Acquisition or other Investment not prohibited hereunder and the other Credit Documents that has assumed secured indebtedness not incurred in contemplation of such Permitted Acquisition or other Investment not prohibited hereunder and any related acquired Subsidiary thereof that guarantees such secured indebtedness, in each case to the extent such secured indebtedness prohibits such Subsidiary from becoming a Subsidiary Guarantor (but only for as long as such prohibition exists) and (f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a grant of security or guarantee therefrom are excessive in relation to the value afforded thereby. The Excluded Subsidiaries on the Closing Date are set forth on Schedule 1.1. “Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under

25 Section 2.11) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA. “Experienced Operator” means a Person that either (a) has owned, or is an affiliate of an entity that has owned, for a period of at least three (3) years immediately preceding the applicable transfer date, natural gas distribution and transmission systems in Organization for Economic Co- operation and Development member countries, or (b) (i) has a consolidated tangible net worth of at least $250,000,000 or (ii) if such Person is a private equity fund or another investment vehicle, then such Person, or Affiliates of, or any investment funds advised or managed by, such Person, has drawn and/or undrawn funding commitments from its investors or assets under management of at least $250,000,000, or in the case of clauses (b)(i) and (ii), which has its obligations guaranteed by a Person which satisfies either clause (b)(i) or (b)(ii). “Facilities” means, collectively, the Revolving Facility, the Term Loan Facility and the 2021 Term Loan Facility. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate be less than 0.00%. “Fee Letters” means (i) the ING Fee Letter and (ii) any other the fee letter between any Joint Lead Arranger and the Borrower, dated on or before the Closing Date. “Final Termination Date” is defined in Section 10.12. “Financial Officer” of any Person means the chief executive officer, chief financial officer, president, principal accounting officer, treasurer, assistant treasurer or controller of such Person. “First Trigger Date” means December 31, 2020. 26 “Foreign Lender” means a Lender that is not a U.S. Person. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “Funded Term Loan” means the aggregate principal amount of Term Loans outstanding on a Trigger Date (but excluding any principal amount of Term Loans outstanding on any prior Trigger Date) after giving effect to any Borrowings and prepayments or repayments of Term Loans occurring on such date. “GAAP” means generally accepted accounting principles in the United States of America which are in effect on the Closing Date. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. “Guarantors” means and includes (a) each Subsidiary Guarantor, (b) the Borrower, in its capacity as a guarantor of the Secured Obligations of another Loan Party and (c) Holdings. “Guaranty Agreements” means and includes the Guarantee of the Loan Parties provided for in Section 11, and any other guaranty agreement executed and delivered in order to guarantee 27 the Secured Obligations or any part thereof in form and substance acceptable to the Administrative Agent. “Hazardous Material” means any material which is regulated by Federal, State or Local Governmental Authorities as hazardous or toxic to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including but not limited to, all hazardous materials, hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, pollutants, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Law. “Hazardous Material Activity” means any activity, event or occurrence involving the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action relating to any Hazardous Material. “Hedging Agreement” means (a) any and all rate swap or option transactions, interest rate options, cap transactions, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement, including any such obligations or liabilities under any such master agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or its Subsidiaries shall be a Hedging Agreement. “Hedging Liability” means the liability in respect of any Hedging Agreement, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided, however, that, with respect to any Loan Party, Hedging Liability Guaranteed by such Loan Party shall exclude all Excluded Swap Obligations. “Holdings” means SiEnergy Operating, LLC. “Illegality Notice” is defined in Section 4.2. “Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary. “Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than (i) trade accounts payable arising in the Ordinary Course of Business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person 28 in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and similar obligations, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any Hedging Agreement; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non- recourse to such Person or, with respect to such joint venture, the liability of such Person in respect of such Indebtedness is limited pursuant to the organizational documents of such joint venture. “Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes, other than those attributable to a Recipient’s failure to comply with Section 4.1(g). “Initial Term Loan Commitments” means, as to any Lender, the obligation of such Lender to make Term Loans not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. For the avoidance of doubt, the Term Loan Commitments shall be reduced by the amounts of any Term Loans made hereunder from time to time. The Borrower and the Lenders acknowledge and agree that the aggregate Term Loan Commitments of the Lenders is $150,000,000 on the Closing Date “Ineligible Assignees” means (a) any Person engaged primarily in any Permitted Business, (b) any Affiliate of each such Person referred to in clause (a) that is readily identifiable by name, and (c) any Affiliate of each such Person referred to in clause (a) or (b) that is identified in writing to the Administrative Agent from time to time; provided that, at no time shall an Ineligible Assignee include any commercial bank or insurance company that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business. “ING Fee Letter” means the fee letter between ING Capital LLC and the Borrower, dated as of the Closing Date. “Interest Expense” means all of the Loan Parties’ paid, accrued or capitalized interest expense on such Person’s Indebtedness (whether direct, indirect or contingent). “Interest Payment Date” means (a) with respect to any SOFR Loan, the last day of each Interest Period with respect to such SOFR Loan and on the Maturity Date and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after

29 the commencement of such Interest Period and (b) with respect to any Base Rate Loan, the last Business Day of every calendar quarter and on the Maturity Date. “Interest Period” means the period commencing on the date a Borrowing of SOFR Loans is advanced, continued, or created by conversion and ending one (1) month, three (3) months or six (6) months thereafter (or, if agreed to by the Administrative Agent, a shorter period); provided, however, that: (i) no Interest Period shall extend beyond the Maturity Date; (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and (ii) for purposes of determining an Interest Period for a Borrowing of SOFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end. “Investment” means (a) any purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the capital stock or equity securities of any other Person (other than the Borrower or any other Subsidiary Guarantor), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the Ordinary Course of Business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors, members of management, managers, consultants or independent contractors of the Borrower or its Subsidiaries for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the Ordinary Course of Business and (ii) advances made on an intercompany basis in the Ordinary Course of Business for the purchase of inventory) or capital contribution by the Borrower or any of its Subsidiaries to any other Person (other than the Borrower or any other Subsidiary Guarantor) or Guarantee. The amount of any Investment outstanding at any time shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment), and in the case of Investments in the form of Guarantee, the amount of such Investment shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as reasonably determined in good faith by a Responsible Officer. 30 “IRS” means the United States Internal Revenue Service. “Joint Lead Arrangers” means, collectively, (a) ING Capital LLC, (b) CoBank, ACB and (c) Keybanc Capital Markets Inc., in their capacities as joint leader arrangers to this Agreement. “L/C Issuance Fee” is defined in Section 3.1(c). “L/C Issuer” means ING Capital LLC, in its capacity as the issuer of Letters of Credit hereunder, in each case together with its successors in such capacity as provided in Section 2.2(h). “L/C Obligations” means the aggregate outstanding amount of the undrawn face amounts of all outstanding Letters of Credit and the aggregate outstanding amount of all unpaid Reimbursement Obligations. “L/C Participation Fee” is defined in Section 3.1(c). “L/C Sublimit” means $1,000,000, as reduced or otherwise amended pursuant to the terms hereof. “Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, by-law, directive, standards, license, permit, approval, certificate, injunction, judgment, order, consent decree or other legally enforceable requirement of or agreement with any Governmental Authority, whether federal, state, provincial, territorial, municipal, county or local. “Lenders” means and includes the Persons listed on Schedule 2.1 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Lending Office” is defined in Section 4.8. “Letter of Credit” is defined in Section 2.2(a). “Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement; provided that in no event shall an operating lease in and of itself be deemed a lien. “Liquidity” means, as of the date of determination, all cash and all Cash Equivalents of the Loan Parties as of such date. “Loan Documents” means this Agreement, the Accession Agreement, the Notes (if any), the Applications, the Collateral Documents, the Guaranty Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith, and, in each case, designated as a Loan Document by the Borrower and the Administrative Agent in writing. “Loan Party” means the Borrower and each of the Subsidiary Guarantors. 31 “Loan/LC Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit. “Loans” means the Term Loans, the 2021 Term Loans and the Revolving Loans, collectively, and, includes a Base Rate Loan or a SOFR Loan, each of which is a “type” of Loan hereunder. “Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or financial condition of the Loan Parties and their Subsidiaries taken as a whole, (b) a material adverse change in the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents to which any Loan Party is a party in accordance with the terms thereof, or (c) a material adverse effect upon the rights of or remedies available to the Lenders under the Loan Documents, taken as a whole. “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, issued by any one or more of any Loan Party or any Subsidiary of a Loan Party, or Guaranteed by any one or more of any Loan Party or any Subsidiary of a Loan Party, in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “obligations” of such Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Person would be required to pay if such Hedging Agreement were terminated at such time. “Material Subsidiary” means a Subsidiary that, together with its Subsidiaries on a consolidated basis, as of the date of the financial statements most recently delivered pursuant to Sections 8.5(a) or (b), (a) generates annual revenue in excess of 5.0% of the consolidated annual revenue of the Borrower and its Subsidiaries or (b) owns assets the book value of which exceed 5.0% of the consolidated book value of the total assets of the Borrower and its Subsidiaries; and provided that no Subsidiary shall be excluded as an Immaterial Subsidiary if the consolidated total assets or consolidated revenue of such Subsidiary, taken together with the consolidated total assets and consolidated revenue of all other Subsidiaries then excluded as Immaterial Subsidiaries, exceeds 10.0% of consolidated total assets or consolidated revenue, as the case may be, of the Borrower and its Subsidiaries. “Maturity Date” means December 22, 2026. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plans” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is maintained pursuant to a collective bargaining agreement and to which a Loan Party or a member of the Controlled Group is then making contributions or has within the 32 preceding five plan years made contributions but, in either case, only if a Loan Party has an outstanding liability, including contingent liability, to such plan. “Net Asset Sale Proceeds” means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) income or gains taxes and any Permitted Tax Distributions reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (a) secured by a Lien on the stock or assets in question or that is not subordinated to the Loans and, in each case, required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid on or about the time of receipt of such cash payment to a Person that is not an Affiliate of any Loan Party or of any Affiliate of a Loan Party, and (iv) any actual reasonable reserve for any indemnification payments in respect of such Asset Sale. “Net Cash Proceeds” means, with respect to the issuance of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of actual legal, underwriting, and other fees, costs and expenses relating thereto. “Net Insurance/Condemnation Proceeds” means any cash payments or proceeds received or released from reserve, as the case may be, by the Borrower or any Loan Party (i) under any casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of the Borrower or any other Loan Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Borrower or any other Loan Party in connection with the adjustment or settlement of any claims of Borrower or any other Loan Party in respect thereof and any bona fide direct costs incurred in connection with any such sale, including the costs of the type described in clauses (i), (ii), (iii) and (iv) of the definition of Net Asset Sale Proceeds. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.3 and (b) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Note” is defined in Section 2.9. “Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any other Loan Party arising under

33 or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired. “OFAC” means the United States Department of Treasury Office of Foreign Assets Control. “Ordinary Course of Business” means any activity, transaction or other matter that (a) is in the ordinary course of business for or consistent with past practices of any Loan Party or Subsidiary, (b) does not require authorization by the board of directors/trustees or shareholders of the relevant Loan Party or Subsidiary (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature or (c) is similar in nature to actions customarily taken in the ordinary course of operations of any Person operating or otherwise engaged in any Permitted Business. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.11). “Participant” has the meaning assigned to such term in Section 13.2(d). “Participant Register” has the meaning specified in Section 13.2(d). “Participating Interest” is defined in Section 2.2(e). “Participating Lender” is defined in Section 2.2(e). “PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA. “Percentage” means, (i) with respect to all payments, computations and other matters relating to the Term Loan Commitments or the Term Loans of any Lender, the percentage of the total Term Loan Commitments represented by such Lender’s Term Loan Commitment or, if the Term Loan Commitments have been terminated or expired, the percentage of the total Term Loan Exposure then outstanding held by such Lender, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitments or the Revolving Loans of any Lender, the percentage of the total Revolving Loan Commitments represented by such Lender’s Revolving Loan Commitment or, if the Revolving Loan Commitments have been terminated or 34 expired, the percentage of the total Revolving Loan Exposure then outstanding held by such Lender and (iii) with respect to all payments, computations and other matters relating to the 2021 Term Loan Commitments or the 2021 Term Loans of any Lender, the percentage of the total 2021 Term Loan Commitments represented by such Lender’s 2021 Term Loan Commitment or, if the 2021 Term Loan Commitments have been terminated or expired, the percentage of the total 2021 Term Loan Exposure then outstanding held by such Lender. “Perfection Certificate” means that certain Perfection Certificate dated as of the Closing Date from the Borrower to the Administrative Agent. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Permitted Acquisition” means an acquisition of all or any portion of the business and assets or equity interests of any Person which acquisition meets the following conditions: (a) no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party or its Subsidiaries as a result of such acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or its Subsidiaries as a result of such acquisition other than Permitted Liens; (b) the assets being acquired, or the Person whose equity interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto; (c) the subject assets or equity interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 8.27 of this Agreement, as applicable, of this Agreement and, in the case of an acquisition of equity interests, the Person whose equity interests are acquired shall become a Loan Party and the applicable Loan Party shall have demonstrated to the Administrative Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties; (d) no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition; and (e) after giving effect to such acquisition, the Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Section 8.25. “Permitted Business” means (a) construction, expansion, operation and maintenance of natural gas distribution and transmission systems, power generation, and the operation of utilities and (b) any other lines of business or activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of any business or activities referred to in clause (a) above. “Permitted Capital Expenditures” means expenditures related to or made in connection with the installation, implementation or maintenance of assets useful for or used in the delivery of 35 natural gas to any new or existing customer connections, including but not limited to trunk lines, meter stations and meters. “Permitted Indebtedness” means Indebtedness permitted under Section 8.7 of this Agreement. “Permitted Liens” means Liens permitted under Section 8.8 of this Agreement. “Permitted Tax Distribution” means (a), for any taxable period or portion thereof in which the Borrower is a pass through entity (including a disregarded entity or partnership) for federal income tax purposes, payments and distributions which are distributed to the direct or indirect holders of the equity interests of the Borrower on or prior to each estimated payment date as well as each other applicable due date to enable such holders to timely make payments of federal, state and local taxes for such taxable period as a result of the operations of the Borrower and its Subsidiaries not to exceed the product of (i) the net taxable income of the Borrower and its Subsidiaries for such period, and (ii) the highest applicable marginal U.S. federal, state and local tax rates applicable to an individual or, if higher, a corporation resident in New York City, New York; provided that if the aggregate Permitted Tax Distributions for estimated payments for any tax year exceed the annual tax amount for such tax year (based on the calculation assumptions in this definition of Permitted Tax Distributions), such excess shall be deducted from the next distribution(s) to occur after such U.S. federal income tax filing; and if the annual tax amount for any tax year (based on the calculation assumptions in this definition of Permitted Tax Distributions) exceeds the aggregate Permitted Tax Distribution for estimated payments for such tax year, such excess shall be added to the next distribution, and (b) expenses incurred by any direct or indirect parent of Borrower (excluding the Sponsors or their parents) in the Ordinary Course of Business in respect of franchise and similar taxes, and other reasonable and customary fees and expenses, required to maintain such direct or indirect parent’s corporate or other legal existence. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is maintained by a Loan Party or a member of the Controlled Group for employees of a Loan Party or a member of the Controlled Group. “Platform” is defined in Section 13.1(d)(i). “Pledge Agreement” means that certain Parent Pledge Agreement, dated on the Closing Date, among SiEnergy Operating, LLC and the Administrative Agent. “Premises” means the real property owned or leased by any Loan Party or any Subsidiary of a Loan Party. “Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP. 36 “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Purchase Money Obligations” means any purchase money indebtedness or any other Indebtedness incurred to finance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise, and any replacements, renewals, refinancings or extensions of any such Indebtedness. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified IPO” means the issuance by the Borrower or any direct or indirect parent of the Borrower of its common equity interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering). “Qualified Transferee” means a Person that (a) (i) is an Experienced Operator, (ii) is in compliance in all material respects with all applicable financial regulations and sanctions laws, including the requirements of all Sanctions Programs applicable to it, and (iii) is solvent or (b) is otherwise approved by the Administrative Agent and the Required Lenders (such approval not to be unreasonably withheld, conditioned or delayed). “Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable. “Register” is defined in Section 13.2(c). “Reimbursement Obligation” is defined in Section 2.2(c). “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material. “Reports” is defined in Section 10.7.

37 “Required Lenders” means, (i) at any time there are three or fewer lenders, at least two unaffiliated Lenders having, in the aggregate, Total Credit Exposures representing greater than 50% of the Total Credit Exposures of all Lenders and (ii) at any other time, Lenders having, in the aggregate, Total Credit Exposures representing greater than 50% of the Total Credit Exposures of all Lenders. To the extent provided in the last paragraph of Section 13.3, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Resignation Closing Date” is defined in Section 10.6(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to the Administrative Agent on or after the Closing Date pursuant to an incumbency certificate of the type contemplated by Section 7.2(c). “Restricted Payments” means to (a) declare or pay any dividend or make any other payment or distribution on account of equity interests issued by the Borrower or its Subsidiaries (including any payment in connection with any merger or consolidation involving the Borrower or its Subsidiaries) (other than dividends or distributions payable in equity interests issued by the Borrower or such Subsidiary), or (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Borrower or one of its Subsidiaries) any equity interests issued by the Borrower or its Subsidiaries (other than purchases, redemptions and other acquisitions to the extent payable in equity interests issued by the Borrower or such Subsidiary). “Revolving Facility” means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1 and Section 2.2. “Revolving Loan” is defined in Section 2.1(b) and, as so defined, includes a Base Rate Loan or a SOFR Loan, each of which is a “type” of Revolving Loan hereunder. “Revolving Loan Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same “type” and, in the case of SOFR Loans, having the same Interest Period. “Revolving Loan Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued hereunder in an aggregate outstanding amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the total Revolving Loan Commitments of the Lenders is $5,000,000 on the Amendment No. 4 Effective Date. 38 “Revolving Loan Exposure” means, as to any Lender at any time, the aggregate outstanding amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations at such time. “Revolving Note” is defined in Section 2.9. “Ridgewood” means RI SiEnergy Holdings, LLC. “RP Conditions” means that the Debt Service Coverage Ratio, after giving pro forma effect to the applicable payment or transaction, is at least 1.25 to 1.00. “S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business. “Sanctions Event” is defined in Section 8.15. “Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, the United States Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, the Ministry of Foreign Affairs and the Ministry of Finance of The Kingdom of the Netherlands (each a “Sanctions Authority”), including without limitation, applicable provisions of the Bank Secrecy Act, applicable anti-money laundering laws (including, without limitation, applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by a Sanctions Authority. “Secured Obligations” means the Obligations, Hedging Liability with respect to Hedging Agreements entered into by any Loan Party with any one or more of the Lenders or their respective Affiliates, and Bank Product Obligations with respect to Bank Products provided to any Loan Party by any one or more of the Lenders or their respective Affiliates, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against any Loan Party in a case under the United States Bankruptcy Code or any similar proceeding in any relevant jurisdiction, whether or not such interest, costs, fees and charges would be an allowed claim against such Loan Party in any such proceeding); provided, however, that, with respect to any Loan Party, Secured Obligations Guaranteed by such Loan Party shall exclude all Excluded Swap Obligations. “Secured Parties” means the Administrative Agent, the Lenders, the L/C Issuer, any Affiliate of a Lender which is party to any Hedging Agreement with any Loan Parties (regardless of whether the Lender is still a Lender hereunder), and their respective Affiliates to whom any Secured Obligations are owed. “Securities Act” means the Securities Act of 1933, as amended. “Security Agreement” means that certain Security Agreement, dated on or around the Closing Date, among the Loan Parties party thereto and the Administrative Agent. 39 “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing. “SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”. “Specified Equity Contribution” means any cash contribution to the common equity of the Borrower and/or any purchase or Investment in an equity interest of the Borrower. “Sponsors” means Ridgewood and its Affiliates of, and any investment funds advised or managed by or that have a direct or indirect ownership interest in, Ridgewood (other than any portfolio operating companies of Ridgewood). “Subordinated Creditor” is defined in Section 11.5. “Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. “Subsidiary Guarantors” means and includes each wholly-owned Domestic Subsidiary of Borrower (other than the Excluded Subsidiaries). “Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and “type” and, in the case of SOFR Loans, having the same Interest Period. “Term Loan Commitments” means, collectively (i) the Initial Term Loan Commitments and (b) the 2023 Term Loan Commitments. For the avoidance of doubt, the Initial Term Loan Commitments and the 2023 Term Loan Commitments shall constitute a single tranche of Term Loan Commitments. “Term Loan Exposure” means, as to any Lender at any time, the aggregate outstanding amount at such time of its outstanding Term Loans. 40 “Term Loan Facility” means the credit facility for making Term Loans as described in Section 2.1. “Term Loans” is defined in Section 2.1(a) and, as so defined, includes a Base Rate Loan or a SOFR Loan, each of which is a “type” of Term Loan hereunder. “Term Note” is defined in Section 2.9. “Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day; provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

41 “Termination Date” means the Maturity Date, or such earlier date on which (i) in respect of Revolving Loans and Revolving Loan Commitments, the Revolving Loan Commitments are terminated, (ii) in respect of Term Loan and Term Loan Commitments, the Term Loan Commitments are terminated, in each case in whole pursuant to Sections 2.10, 9.2 or 9.3 and (iii) in respect of 2021 Term Loan and 2021 Term Loan Commitments, the 2021 Term Loan Commitments are terminated, in each case in whole pursuant to Sections 2.10, 9.2 or 9.3.. “Test Period” means, at any time, the four (4) consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to this Agreement; provided, however, for purposes of determining Consolidated EBITDA under this Agreement for any Test Period that includes any of the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, Consolidated EBITDA for such fiscal quarters shall be $3,550,443, $1,663,039 and $1,258,892, respectively. “Total Credit Exposure” means, as to any Lender at any time, the unused Revolving Loan Commitments, the unused Term Loan Commitment, 2021 Term Loan Commitment, the Term Loan Exposure, 2021 Term Loan Exposure, and Revolving Loan Exposure of such Lender at such time. “Transaction Costs” means all fees, costs, expenses, premiums, termination payments, prepayment penalties incurred or paid by any Loan Party in connection with the Loan Documents, including any fees payable to Administrative Agent or Lenders on or before the Closing Date. “Trigger Date” means the First Trigger Date and each 12-month anniversary thereafter. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or Base Rate. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed. “Unfunded Vested Liabilities” means, for any Plan (other than a Multiemployer Plan) at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued 42 benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a material liability of a Loan Party or a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA. “Uniform Commercial Code” has the meaning assign to the term “UCC” in the Security Agreement. “U.S. Dollars” and “$” each means the lawful currency of the United States of America. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.1(g). “Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency. “Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA. “Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition. Unless otherwise expressly noted herein, the term “Wholly- owned Subsidiary” means a Wholly-owned Subsidiary of Borrower or of any of its direct or indirect Wholly-owned Subsidiaries. “Withholding Agent” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 43 Section 1.2 Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to New York, New York, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP (subject to Section 1.3) except where such principles are inconsistent with the specific provisions of this Agreement. Section 1.3 Change in Accounting Principles. (a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Debt Service Coverage Ratio shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP or in the application thereof occurring after the date of delivery of the financial statements described in Section 6.5 on the operation of such provision (or if the Administrative Agent requests, or notifies the Borrower that the Required Lenders request, an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower, the Administrative Agent or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting 44 Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. (b) In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, and either the Borrower or the Required Lenders shall so request (or if the Administrative Agent notifies the Borrower that the Required Lenders so request), then the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries shall be the same after such Accounting Change as if such Accounting Change had not been made. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, any other generally accepted accounting authority which provides regulation standard or, if applicable, the Securities and Exchange Commission. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Section 2 The Facilities. Section 2.1 Facilities. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make Loans in U.S. Dollars to the Borrower as described in Section 2.1(a), Section 2.1(b) and Section 2.1(c). (a) Term Loans. Each Lender that has a Term Loan Commitment severally agrees to make a loan or loans (individually a “Term Loan” and collectively, the “Term Loans”) to the Borrower from time to time (but not, in any event, more often than twice in any 30 day period) on a delayed draw basis up to the amount of such Lender’s Term Loan Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Term Loans at any time outstanding shall not exceed the Term Loan Commitments in effect at such time. Each Borrowing of Term Loans shall be made ratably by the Lenders in proportion to their respective Percentages. Term Loans subsequently repaid or prepaid may not be reborrowed. (b) Revolving Loans. Each Lender that has a Revolving Loan Commitment severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively, the “Revolving Loans”) to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Loan Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Loan

45 Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof. (c) 2021 Term Loans. Subject to the terms and conditions set forth in Amendment No. 1, each Lender that has a 2021 Term Commitment severally agrees to make a loan or loans (individually a “2021 Term Loan” and collectively, the “2021 Term Loans”) to the Borrower on the Amendment No. 1 Effective Date up to the amount of such Lender’s 2021 Term Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of 2021 Term Loans at any time outstanding shall not exceed the 2021 Term Commitments in effect at such time. The Borrowing of 2021 Term Loans shall be made ratably by such Lenders in proportion to their respective Percentages. 2021 Term Loans subsequently repaid or prepaid may not be reborrowed. (d) As provided in Section 2.5(a), the Borrower may elect that each Borrowing of Loans be either Base Rate Loans or SOFR Loans. Section 2.2 Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Facility, the Borrower may request the L/C Issuer to issue standby letters of credit (collectively, the “Letters of Credit” and each, a “Letter of Credit”) denominated in U.S. Dollars to the Administrative Agent for the account of the Borrower in an aggregate outstanding amount of Letters of Credit up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender that has a Revolving Loan Commitment shall be obligated to reimburse the L/C Issuer for such Lender’s Percentage of the amount of each drawing thereunder and, accordingly, Letters of Credit shall constitute usage of the Revolving Loan Commitment of each Lender that has a Revolving Loan Commitment pro rata in an amount equal to its Percentage of the L/C Obligations then outstanding. (b) Applications. At any time, prior to the Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit, in a form reasonably satisfactory to the L/C Issuer, with expiration dates no later than the earlier of (i) twelve (12) months from the date of issuance (or which are cancelable not later than twelve (12) months from the date of issuance and each renewal) (or other period as mutually agreed between the Borrower and the L/C Issuer) (or in the case of any renewal or extension thereof, one year after such renewal or extension), and (ii) five (5) Business Days prior to the Termination Date, in an aggregate face amount up to the L/C Sublimit, upon the receipt of an application duly executed by the Borrower for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). In the event of any conflict between the terms of the Application and the terms of this Agreement, the terms of this Agreement shall prevail. Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 3.1, (ii) except as otherwise provided herein or in Sections 2.12 or 2.13, unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely 46 reimbursed for the amount of any drawing under a Letter of Credit on the date required pursuant to Section 2.5(c), the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect (computed on the basis of a year of 360 days, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Administrative Agent or the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) such notice date is after the date that is three (3) months prior to the Termination Date, and the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Revolving Loan Commitments have been terminated, or (iii) an Event of Default exists and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to Letters of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 and the other terms of this Section. (c) The Reimbursement Obligations. Subject to Section 2.2(b), the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 2:00 p.m. (New York time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 12:00 p.m. (New York time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 12:00 p.m. (New York time) on the date when such drawing is to be paid, by no later than 2:00 p.m. (New York time) on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in New York, New York, or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 2.2(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.2(e) below. (d) Obligations Absolute. The Borrower’s obligation to reimburse L/C Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations 47 hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and each other Loan Party to the extent permitted by applicable law) suffered by the Borrower or any Loan Party that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (e) The Participating Interests. Each Lender that has a Revolving Loan Commitment (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 2.2(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a notice in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such notice is received before 2:00 p.m. (New York time), or not later than 2:00 p.m. (New York time) the following Business Day, if such notice is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each 48 payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of any Revolving Loan Commitment of any Lender, and each payment by a Participating Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever. (f) Indemnification. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this subsection (f) and all other parts of this Section shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder. (g) Manner of Requesting a Letter of Credit. The Borrower shall provide at least three (3) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested. (h) Resignation and Replacement of the L/C Issuer. The L/C Issuer may resign from its role as L/C Issuer hereunder at any time on fifteen (15) days prior written notice to the Borrower and the Administrative Agent. Upon the resignation of such L/C Issuer, the Administrative Agent shall promptly return any Letter of Credit issued by such L/C Issuer and all such Letters of Credit shall be deemed terminated and of no further effect for the purposes of this Agreement, the Revolving Loan Commitments. The L/C Issuer may also be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer, and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement or resignation of the L/C Issuer. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. If the existing L/C Issuer resigns and no replacement L/C Issuer is immediately appointed hereunder, the provisions of this Section 2.2 shall be suspended and no Letters of Credit may be issued under this Agreement until such time as a replacement L/C Issuer is appointed

49 pursuant to the terms hereof. At any point in time in which there is no L/C Issuer hereunder, a new L/C Issuer may be appointed with the consent of the Borrower, the Administrative Agent and the replacement L/C Issuer. From and after the Closing Date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor. After the replacement or resignation of a L/C Issuer hereunder, the replaced or resigned L/C Issuer shall no longer be a party hereto, in such capacity. Section 2.3 Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise). (b) SOFR Loans. Each SOFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Term SOFR applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise). Section 2.4 Minimum Borrowing Amounts; Maximum Interest Periods. Solely with respect to Term Loans and Revolving Loans, each Borrowing of Base Rate Loans advanced shall be in an amount not less than $100,000, in the case of Revolving Loans, and $500,000, in the case of Term Loans. Solely with respect to Term Loans and Revolving Loans, each Borrowing of SOFR Loans advanced, continued or converted shall be in an amount equal to $100,000, in the case of Revolving Loans, and $500,000, in the case of Term Loans or, in each case, such greater amount which is an integral multiple of $100,000. Without the Administrative Agent’s consent, there shall not be more than eight (8) Interest Periods in effect with respect to SOFR Loans at any one time. Section 2.5 Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 12:00 p.m. (New York time): (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of SOFR Loans and (ii) at least one (1) Business Day before the date on which the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 2.4, a portion thereof, as follows: 50 (i) if such Borrowing is of SOFR Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as SOFR Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into SOFR Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form reasonably acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of SOFR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into SOFR Loans must be given by no later than 12:00 p.m. (New York time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of SOFR Loans, the Interest Period applicable thereto. Upon notice to the Borrower by the Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 9.1(j) or 9.1(k) with respect to the Borrower, without notice), no Borrowing of SOFR Loans shall be advanced, continued, or created by conversion if any Default then exists. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon. (b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 2.5(a) above and, if such notice requests the Lenders to make SOFR Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination. (c) Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of SOFR Loans before the last day of its then current Interest Period within the period required by Section 2.5(a) and such Borrowing is not prepaid in accordance with Section 2.7(a), such Borrowing shall automatically be continued as a Borrowing of SOFR Loans having the same Interest Period (unless such Interest Period shall extend beyond the Maturity Date, in which case such Borrowing shall automatically be continued as a Borrowing of Base Rate Loans). In the event the Borrower fails to give notice pursuant to Section 2.5(a) above of a Borrowing equal to a Reimbursement Obligation and has not notified the Administrative Agent by 1:00 p.m. (New York time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation in the currency of the related Letter of Credit through funds not 51 borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Facility on such day in the amount of the Reimbursement Obligation then due. (d) Disbursement of Loans. Not later than 2:00 p.m. (New York time) on the date of any requested advance of a new Borrowing, subject to Section 7, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in New York, New York (or at such other location as the Administrative Agent shall designate), by promptly depositing or wire transferring such proceeds to the account designated in the notice from the Borrower received pursuant to Section 2.5(a) above or as the Borrower and the Administrative Agent may otherwise agree. (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 2:00 p.m. (New York time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 4.6 so that the Borrower will have no liability under such Section with respect to such payment. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (f) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative 52 Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. Section 2.6 Maturity of Loans. (a) Scheduled Payments of Term Loans. With respect to any Funded Term Loans, the Borrower shall make principal payments in respect of such Funded Term Loans in equal quarterly installments, each in an amount sufficient to amortize such Funded Term Loans over a period of twenty-five (25) years as determined by the Borrower and the Administrative Agent in good faith, on the last day of each calendar quarter during the term hereof, commencing on the last day of the first full calendar quarter after the applicable Trigger Date with respect to such Funded Term Loans; provided, that the scheduled installments of principal of the Term Loans set forth above shall be reduced (without duplication) in connection with any voluntary or mandatory prepayments of Term Loans in accordance with Section 2.7(c)(ii); and provided further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. (b) Payments of Revolving Loans. Each Revolving Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Maturity Date. Section 2.7 Prepayments. (a) Optional. The Borrower may prepay the Loans in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of SOFR Loans, in an amount not less than $100,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.4 remains outstanding), without premium or penalty, upon not less than three (3) Business Days prior notice by the Borrower to the Administrative Agent in the case of any prepayment of a Borrowing of SOFR Loans and notice delivered by the Borrower to the Administrative Agent no later than 12:00 p.m. (New York time) on the date of prepayment in the case of a Borrowing of Base Rate Loans (or, in any case, such shorter period of time then agreed to by the Administrative Agent), which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans, 2021 Term Loans, Revolving Loans, and whether such prepayment is of SOFR Loans or Base Rate Loans, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any SOFR Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due to the Lenders under Section 4.6; provided, that a notice of prepayment may be revoked by the Borrower by notice to the Administrative Agent on or prior to the specified effective date; provided, further, that if such notice of prepayment is revoked, the Borrower hereby agrees to pay all reasonable out-of-pocket costs, fees and expenses (including any amounts due under Section 4.6 and reasonable attorney fees, but excluding any lost profits) incurred by the Administrative Agent as a direct result of such revocation. (b) Mandatory. (i) The Borrower shall, on each date the Revolving Loan Commitments are reduced pursuant to Section 2.10, prepay the Revolving Loans, and, if necessary,

53 prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate outstanding amount of Revolving Loans and L/C Obligations to the amount to which the Revolving Loan Commitments have been so reduced. (ii) If after the Closing Date the Borrower or any other Loan Party shall issue any Indebtedness that is not permitted by Section 8.7, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Loan Party in respect thereof. Promptly after receipt by the Borrower or such Loan Party of Net Cash Proceeds of such issuance, the Borrower shall repay or prepay, as applicable, first, the Terms Loans and second, the 2021 Term Loans in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds, not to exceed the aggregate outstanding balance of the Term Loans and 2021 Term Loans at the time of such prepayment. The amount of each such prepayment shall be applied initially to the Term Loans and thereafter to the 2021 Term Loans. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.7 or any other terms of the Loan Documents. (iii) If after the Closing Date the Borrower or any Subsidiary thereof makes an Asset Sale (other than a Disposition of 2021 Weather Event Proceeds and/or any receivables or receivable-related asset related thereto), then the Borrower shall promptly (and in any event within five (5) Business Days) after receipt by the Borrower or such Subsidiary of Net Asset Sale Proceeds of such Asset Sale, (A) prepay first, the Term Loans and second, the 2021 Term Loans in an amount equal to 100% of the aggregate amount of such Net Asset Sale Proceeds received by the Borrower or any Subsidiary from such Asset Sale to the extent such Net Asset Sale Proceeds have not previously been used to make a prepayment of the Term Loans or 2021 Term Loans in accordance with this clause (b)(iii), not to exceed the aggregate outstanding balance of the Term Loans and 2021 Term Loans at the time of such prepayment, or (B) deliver to Administrative Agent a certificate from a Responsible Officer of the Borrower setting forth (x) that portion of such Net Asset Sale Proceeds that Borrower intends to reinvest in assets of the general type used in the business of Borrower and its Subsidiaries within 180 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds, and Borrower shall, or shall cause one or more of its Subsidiaries to, apply such portion to such reinvestment purposes within such 180 day period; provided that, if, following the termination of such 180 day period, such Net Asset Sale Proceeds have not been reinvested but the Borrower has entered into, prior to the termination of such 180 day period, a committed written agreement for such reinvestment of such Net Asset Sale Proceeds within 185 days from the end of such original 180 day period, Borrower shall, or shall cause one or more of its Subsidiaries to, apply such portion to such reinvestment purposes within such additional 185 day period. In addition, Borrower shall, no later than 180 days, or if the period has been extended, 365 days, after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Secured Obligations or that have not been so reinvested as provided above, make an additional prepayment of first, the Term Loans and second, the 2021 Term Loans in the full amount of all such unapplied and un-reinvested Net Asset Sale Proceeds. If after the Amendment No. 1 Effective Date the Borrower or any Subsidiary thereof makes a Disposition of 2021 Weather Event Proceeds and/or any receivables or 54 receivable-related asset related thereto, the Borrower shall promptly (and in any event within five (5) Business Days) after receipt by the Borrower or such Subsidiary of Net Asset Sale Proceeds of such Disposition of 2021 Weather Event Proceeds and/or such receivables or receivable-related asset related thereto, prepay first, the 2021 Term Loans and second, the Term Loans in an amount equal to 100% of the aggregate amount of such Net Asset Sale Proceeds received by the Borrower or any Subsidiary from such Disposition of 2021 Weather Event Proceeds and/or such receivables or receivable-related asset related thereto, not to exceed the aggregate outstanding balance of the 2021 Term Loans and Term Loans at the time of such prepayment. (iv) If after the Closing Date the Borrower or any other Loan Party or the Administrative Agent receives any Net Insurance/Condemnation Proceeds, the Borrower shall promptly (and in any event within five (5) Business Days) after receipt by the Borrower or such Loan Party or the Administrative Agent of Net Insurance/Condemnation Proceeds, (A) prepay first the Term Loans and second, the 2021 Term Loans in an amount equal to 100% of the aggregate amount of such Net Insurance/Condemnation Proceeds, or (B) deliver to Administrative Agent a certificate from a Responsible Officer of the Borrower setting forth (x) that portion of such Net Insurance/Condemnation Proceeds that Borrower intends to reinvest in assets of the general type used in the business of Borrower and its Subsidiaries within 180 days of such date of receipt and (y) the proposed use of such portion of the Net Insurance/Condemnation Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Borrower shall, or shall cause one or more of its Subsidiaries to, apply such portion to such reinvestment purposes within such 180 day period; provided that, if, following the termination of such 180 day period, such Net Insurance/Condemnation Proceeds have not been reinvested but the Borrower has entered into, prior to the termination of such 180 day period, a committed written agreement for such reinvestment of such Net Insurance/Condemnation Proceeds within 185 days from the end of such original 180 day period, Borrower shall, or shall cause one or more of its Subsidiaries to, apply such portion to such reinvestment purposes within such additional 185 day period. In addition, Borrower shall, no later than 180 days, or if the periods has been extended, 365 days, after receipt of such Net Insurance/Condemnation Proceeds that have not theretofore been applied to the Secured Obligations or that have not been so reinvested as provided above, make an additional prepayment of first, the Term Loans and second, 2021 Term Loans in the full amount of all such unapplied and un-reinvested Net Insurance/Condemnation Proceeds. (v) On the last day of each calendar quarter during the term hereof, commencing on the last day of the first full calendar quarter after the Amendment No. 1 Effective Date, the Borrower shall prepay (i) first, any accrued but unpaid interest with respect to the 2021 Term Loans and (ii) second, the 2021 Term Loans with the 2021 Weather Event Proceeds received by the Borrower or any other Loan Party during such quarter in an amount equal to the lesser of (x) 100% of the aggregate amount of such 2021 Weather Event Proceeds and (y) the amount necessary to repay the aggregate amount of 2021 Term Loans then outstanding. (vi) [reserved]. 55 (vii) Concurrently with any prepayment of the Loans pursuant to Section 2.7(b)(ii), (iii), (iv) or (v) the Borrower shall deliver to Administrative Agent a certificate from a Responsible Officer of the Borrower demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, or Net Cash Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that the Borrower shall subsequently determine that the actual amount was greater than the amount set forth in such certificate from a Responsible Officer of the Borrower, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to Administrative Agent a certificate from a Responsible Officer of the Borrower demonstrating the derivation of the additional amount resulting in such excess. (c) Application of Prepayments. (i) Application of Voluntary Prepayments. Any voluntary prepayment of Loans pursuant to Section 2.7(a) shall be applied to prepay the Loans specified by the Borrower in the applicable notice of prepayment; provided that if the Borrower fails to specify the Loans to which any such prepayment shall be applied, such repayment shall be applied first to repayment outstanding Revolving Loans to the full extent thereof, second to repay outstanding Term Loans to the full extent thereof and third to repay outstanding 2021 Term Loans to the full extent thereof. (ii) Application of Mandatory Prepayments of Loans and the Scheduled Installments of Principal Thereof. Except as provided in Section 9.4, any mandatory prepayment of the Term Loans and 2021 Term Loans pursuant to Section 2.7(b) (but excluding prepayments pursuant to Section 2.7(b)(v)) shall be applied to reduce first, the remaining scheduled installments of principal of the Term Loans set forth in Section 2.6(a) in inverse order of maturity, second, to prepay the 2021 Term Loans and third, if applicable, to prepay the Revolving Loans. (iii) Application of Prepayments to Base Rate Loans and SOFR Loans. Unless the Borrower otherwise directs, prepayments of Loans under this Section 2.7(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of SOFR Loans. Each prepayment of Loans under this Section 2.7(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any SOFR Loans and 2021 Term Loans, accrued interest thereon to the date of prepayment together with any amounts due to the Lenders under Section 4.6. (d) Any amount of Revolving Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. Section 2.8 Default Rate. Notwithstanding anything to the contrary contained herein, (i) upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a), 9.1(j) or 9.1(k) or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, the Borrower shall pay interest (after as well as before 56 entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, letter of credit fees and other amounts at a rate per annum equal to: (a) for any Base Rate Loan, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect; (b) for any SOFR Loan, the sum of 2.0% plus the Applicable Margin plus the Adjusted Term SOFR then applicable to such SOFR Loan; (c) for any Reimbursement Obligation, the sum of 2.0% plus the rate applicable thereto pursuant to Section 2.2(b)(iii); (d) for any Letter of Credit, the sum of 2.0% plus the L/C Participation Fee due under Section 3.1(c) with respect to such Letter of Credit; and (e) for any other amount owing hereunder not covered by clauses (a) through (d) above, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect. Section 2.9 Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. (c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. (d) Any Lender may request that (i) its Revolving Loans be evidenced by a promissory note or notes in the form of Exhibit D-1 (the “Revolving Notes” and each individually a “Revolving Note”), and/or (ii) its Term Loans be evidenced by a promissory note or notes in the form of Exhibit D-3 (the “Term Notes” and each individually a “Term Note”, and together with the Revolving Notes, the “Notes” and each individually a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note or Notes each payable to such Lender or its registered assigns in the amount of, such Lender’s Revolving Loan Commitment or Term Loan Commitment, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 13.2) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to

57 Section 13.2, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above. Section 2.10 Commitment Terminations. (a) Optional Revolving Loan Commitment, Term Loan Commitment and 2021 Term Loan Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Loan Commitments, the Term Loan Commitments and/or the 2021 Term Loan Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $500,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages; provided that (A) the Revolving Loan Commitments may not be reduced to an amount less than the sum of the aggregate outstanding amount of Revolving Loans and L/C Obligations then outstanding, (B) the Term Loan Commitments may not be reduced to an amount less than the sum of the aggregate outstanding amount of Term Loans then outstanding and (C) the 2021 Term Loan Commitments may not be reduced to an amount less than the sum of the aggregate outstanding amount of 2021 Term Loans then outstanding. Any termination of the Revolving Loan Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Loan Commitments, the Term Loan Commitments and/or the 2021 Term Loan Commitments. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments, the Term Loan Commitments and/or 2021 Term Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified Closing Date) if such condition is not satisfied. (b) [Reserved]. (c) No Reinstatement. Any termination of the Revolving Loan Commitments pursuant to this Section may not be reinstated. Section 2.11 Replacement of Lenders. If any Lender requests compensation under Section 4.5, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.8, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.1 or Section 4.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: 58 (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.2; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.6 as if the Loans owing to it were prepaid rather than assigned) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.5 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with applicable law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that an assignment required pursuant to this Section 2.11 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto, and each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 13.2 on behalf of a Lender required to make an assignment pursuant to this Section 2.11 and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 13.2. Section 2.12 Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.3 and the definition of Required Lenders. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.6 hereto shall be applied at such time or times as may be determined by the 59 Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.13; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Revolving Loan, Term Loan and/or 2021 Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans, Term Loans or 2021 Term Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.13; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans, 2021 Term Loans, Revolving Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Term Loans, 2021 Term Loans or Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 were satisfied or waived, such payment shall be applied solely to pay the Term Loans, 2021 Term Loans or Revolving Loans of, and L/C Obligations owed to, as applicable, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans, 2021 Term Loans or Revolving Loans of, or L/C Obligations owed to, as applicable, such Defaulting Lender until such time as all Term Loans, 2021 Term Loans or Revolving Loans and funded and unfunded participations in L/C Obligations, as applicable, are held by the Lenders pro rata in accordance with their Percentages without giving effect to Section 2.12(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). 60 (B) Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.13. (C) With respect to any commitment fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Revolving Loan Commitments) but only to the extent that (x) the conditions set forth in Section 7.1 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate outstanding amount of the Revolving Loans and interests in L/C Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. Subject to Section 13.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the Closing Date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loan, 2021 Term Loans and/or Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans, 2021 Term Loans, the Revolving Loans and funded and unfunded participations in Letters of Credit, as applicable, to be held pro rata by the Lenders in accordance with their respective Percentages (without giving effect to Section 2.12(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

61 (c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. Section 2.13 Cash Collateral for Fronting Exposure. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.12(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuer, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.13 or Section 2.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.13(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.13, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further, that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents. Section 3 Fees. Section 3.1 Fees. (a) Revolving Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders which have Revolving Loan Commitments in 62 accordance with their Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) times the daily amount by which the aggregate Revolving Loan Commitments exceeds the aggregate outstanding amount of Revolving Loans and L/C Obligations then outstanding. Such commitment fee shall be payable quarterly in arrears on the last Business Day of each March, June, September, and December in each year (commencing on the first such date occurring after the Closing Date) and on the Maturity Date, unless the Revolving Loan Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination. For the avoidance of doubt, the commitment fees arising under this Section 3.1(a) shall accrue starting on the Closing Date. (b) Term Loan Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders which have Term Loan Commitments in accordance with their Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) times the aggregate Term Loan Commitments in effect at such time. Such commitment fee shall be payable quarterly in arrears on the last Business Day of each March, June, September, and December in each year (commencing on the first such date occurring after the Closing Date) and on the Maturity Date, unless the Term Loan Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination. For the avoidance of doubt, the commitment fees arising under this Section 3.1(b) shall accrue starting on the Closing Date. (c) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 2.2, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit (the “L/C Issuance Fee”). If, at any time there are outstanding Letters of Credit for which no L/C Issuance Fee was required to be paid and any Lender becomes party to this Agreement, the Borrower shall pay an L/C Issuance Fee to the L/C Issuer within two (2) Business Days of such other Lender becoming a party hereto. Quarterly in arrears, on the last Business Day of each March, June, September, and December, commencing on the first such date occurring after the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Percentages, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average outstanding amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time. (d) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the Administrative Agent fees agreed to between the Administrative Agent and the Borrower in the ING Fee Letter, or as otherwise agreed to in writing between them in connection with this Agreement. (e) Upfront and Structuring Fee. The Borrower shall pay to each Joint Lead Arranger the Upfront Fee and Structuring Fee (each as defined in the Fee Letter with respect to 63 such Joint Lead Arranger) agreed to between such Joint Lead Arranger and the Borrower in the Fee Letters, or as otherwise agreed to in writing between them in connection with this Agreement. Section 4 Taxes; Change in Circumstances, Increased Costs, and Funding Indemnity. Section 4.1 Taxes. (a) Certain Defined Terms. For purposes of this Section, the term “Lender” includes the L/C Issuer and the term “applicable law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender 64 under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or documentation or information reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with

65 respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as appropriate, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as appropriate, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed copies of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W- 8BEN-E, as appropriate; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as appropriate, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and 66 (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered, expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (or the use of a credit or other quantifiable Tax benefit in respect of any Taxes) as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund, credit or other quantifiable Tax benefit (but only to the extent of indemnity payments made under this Section 4.1 with respect to the Taxes giving rise to such amount), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such amount). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund, credit or other Tax benefit to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 4.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments, the Term Loan Commitments and 2021 Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. 67 Section 4.2 Change of Law. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.5. Section 4.3 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Adjusted Term SOFR. If on or prior to the first day of any Interest Period for any Borrowing of any SOFR Loans (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower and each Lender by telephone, telecopy or electronic mail. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) 68 or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 4.5. Subject to Section 4.4, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination. Section 4.4 Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (with any Swap Obligation deemed not to be a “Loan Document” for purposes of this Section 4.4), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Compounded SOFR, all interest payments will be payable on a quarterly basis. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision

69 or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.4. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then- current Benchmark is not an Available Tenor, the component of Base Rate based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. (f) Certain Defined Terms. As used in this Section 4.4: “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, or payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 4.4. 70 “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 4.4. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (a) Daily Compounded SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (2) of the definition of “Benchmark Transition Event,” the first date 71 on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.. For the avoidance of doubt, (the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then- current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in 72 accordance with this Section 4.4 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Daily Compounded SOFR” means, for any day, SOFR, with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with a methodology and the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Compounded SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. Section 4.5 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Term SOFR) or the L/C Issuer;

73 (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that the Borrower shall only be required to reimburse such costs to the extent that such Lender is generally charging such amounts to similarly situated borrowers under comparable credit facilities. (b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Loan Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A Lender or L/C Issuer demanding compensation pursuant to this Section shall deliver a certificate to the Borrower setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section (with such certificate including reasonable detail as to the amounts so owing other than information as to such amounts that such Lender or L/C Issuer is prohibited from applicable law from disclosing). The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. 74 (d) Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). (e) Notwithstanding anything in this Agreement to the contrary, no Lender shall demand compensation pursuant to this Section 4.4 if it shall not at the time be the general policy or practice of such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. Section 4.6 Funding Indemnity. If any Lender shall incur any loss, cost or expense as a result of: (a) any payment, prepayment or conversion of a SOFR Loan on a date other than the last day of its Interest Period, (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a SOFR Loan, or to convert a Base Rate Loan into a SOFR Loan on the date specified in a notice given pursuant to Section 2.5(a), (c) any failure by the Borrower to make any payment of principal on any SOFR Loan when due (whether by acceleration or otherwise), or (d) any acceleration of the maturity of a SOFR Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and an explanation in reasonable detail of the cause of such loss, cost or expense. Amounts reimbursable under this Section 4.6 shall not include any internal overhead or employee expenses of any Lender. Notwithstanding anything in this Agreement to the contrary, no Lender shall demand compensation pursuant to this Section 4.6 if it shall not at the time be the general policy or practice of such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. Section 4.7 Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit. 75 Section 4.8 Lending Offices; Mitigation Obligations. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent; provided, that such Lender shall not be entitled to compensation under Section 4.5. from the Borrower for any amounts payable in respect of any new Lending Office due to circumstances existing on the date of any change of Lending Office by such Lender unless, pursuant to Section 4.5, similar amounts with respect to such circumstance were payable to such Lender immediately before such Lender changed its Lending Office. If any Lender requests compensation under Section 4.5, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to promptly designate a different Lending Office for funding or booking its Loans hereunder or to promptly assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or 4.5, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. Section 5 Place and Application of Payments. Section 5.1 Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. (New York time) on the due date thereof at the office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set- off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent from the Borrower for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to: (i) from the date the 76 distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. Section 5.2 Non-Business Days. Subject to the definition of Interest Period, if any payment hereunder becomes due and payable on a day which is not a Business Day or any notice, report or other information is required to be delivered on a day which is not a Business Day, the due date of such payment or such delivery shall be extended to the next succeeding Business Day on which date such payment shall be due and payable or such delivery shall be due. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest. Section 5.3 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day. Section 6 Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows: Section 6.1 Organization and Qualification. Each Loan Party (i) is duly organized, validly existing, and in good standing (to the extent such concept exists in the relevant jurisdiction of organization) as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, (ii) has full and adequate power to own its Property and conduct its business as now conducted, and (iii) is duly licensed or qualified and in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except in each case referred to in clauses (ii) and (iii) above, where the failure to do so would not have a Material Adverse Effect.

77 Section 6.2 Subsidiaries. Schedule 6.2 hereto, except to the extent not yet required to be notified to the Administrative Agent pursuant to Section 8.27, identifies each Subsidiary of the Loan Parties, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Loan Party and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding, in each case, as of the Closing Date. All of the outstanding shares of capital stock and other equity interests of each such Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the relevant Loan Party or another Subsidiary are owned, beneficially and of record, by such Loan Party or such Subsidiary (except to the extent Disposed of after the Closing Date pursuant to Section 8.10 or except to the extent not yet required to be notified to the Administrative Agent pursuant to Section 8.27) free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents or otherwise permitted by this Agreement. Section 6.3 Authority and Validity of Obligations. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of the Borrower), to guarantee the Secured Obligations (in the case of each Guarantor), to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Loan Party, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties and their Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties and such Subsidiaries that are party thereto enforceable against each of them, to the extent party thereto, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any Subsidiary of a Loan Party, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or under any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or any Subsidiary of a Loan Party, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any Subsidiary of a Loan Party or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party or any Subsidiary of a Loan Party other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents. Section 6.4 Use of Proceeds; Margin Stock. The Borrower will use Letters of Credit and Revolving Loans for working capital and other general corporate purposes (including Permitted Acquisitions). The Borrower will use the Term Loans (i) borrowed on the Closing Date 78 for the refinancing of existing indebtedness of the Loan Parties and their Subsidiaries and to pay fees and expenses in connection with the transactions described in Sections 7.2(f) and (m) and (ii) borrowed following the closing date for Permitted Capital Expenditures and other general corporate purposes (including Permitted Acquisitions). No Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Section 6.5 Financial Reports. None of the Loan Parties or any of their Subsidiaries has contingent liabilities which are material to the Borrower other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5. Section 6.6 No Material Adverse Change. Since December 31, 2019, there has been no change in the operations, business, Property or condition (financial or otherwise) or business prospects of the Loan Parties and their Subsidiaries taken as a whole that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Section 6.7 Full Disclosure; Financial Condition. The statements and information (other than information of a general economic or general industry nature) furnished in writing by or on behalf of any Loan Party to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby, taken as a whole, do not contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading in any material respect in the light of the circumstances under which they were made, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Loan Parties only represent that the same were prepared on the basis of assumptions the Loan Parties believed to be reasonable at the time of preparation of such forecasts, it being understood that such forecasts are as to future events and not to be viewed as facts, such forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, that no assurance can be given that any particular projections will be realized and actual results may vary from such forecasts and that such variations may be material. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects. Section 6.8 Trademarks, Franchises, and Licenses. The Loan Parties and their Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, except as would not reasonably be expected to have a Material Adverse Effect. 79 Section 6.9 Governmental Authority and Licensing. The Loan Parties and their Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local Governmental Authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened with respect to any license, permit or approval, which would reasonably be expected to have a Material Adverse Effect. Section 6.10 Good Title. The Loan Parties and their Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for minor defects in title that do not materially interfere with the Borrower’s ability to conduct its business or to utilize such assets for their intended purposes and except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and except with respect to sales of assets in the Ordinary Course of Business or otherwise permitted hereunder), subject to no Liens other than such thereof as are permitted by Section 8.8. Section 6.11 Litigation and Other Controversies. Other than any litigation, proceeding or controversy with regard to Environmental Laws, Hazardous Materials or other environmental matters, which are covered below in Section 6.17(b), as of the Closing Date there is no litigation or governmental or arbitration proceeding not covered by insurance or labor controversy pending, nor to the knowledge of any Loan Party threatened, against any Loan Party or any Subsidiary of a Loan Party or any of their respective Property of which there is a reasonable possibility of an adverse determination and which, if determined adversely, would reasonably be expected to result in a Material Adverse Effect. Section 6.12 Taxes. All federal and other Tax returns required to be filed by any Loan Party or any Subsidiary of a Loan Party in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or any Subsidiary of a Loan Party or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid before the same shall become delinquent or in default, except such Taxes, if any, (a) as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided or, (b) where the failure to make such filing or payment, would not reasonably be expected to result in a Material Adverse Effect. Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party and each of its Subsidiaries have been made for all open years and for its current fiscal period, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Section 6.13 Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any material approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Loan Party or any Subsidiary of a Loan Party of any Loan Document, except for (i) any of the foregoing which have been made or obtained prior to the date of such Loan Document is executed by such Loan Party (or, as applicable, such later time required under or in connection with the relevant Loan Document with respect to performance thereof) and 80 remain in full force and effect and (ii) filings which are necessary to perfect the security interests under the Collateral Documents. Section 6.14 [Reserved]. Section 6.15 Investment Company. No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Section 6.16 ERISA. Each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance with ERISA and the Code to the extent applicable to it with respect to a Plan or Multiemployer Plan and has not incurred any liability to the PBGC with respect to a Plan under Title IV of ERISA or Multiemployer Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA or a liability for benefit accruals, in each case, except as would not reasonably be expected to have a Material Adverse Effect. No Loan Party nor any of its Subsidiaries has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or those which would not reasonably be expected to have a Material Adverse Effect. Section 6.17 Compliance with Laws. Except as set forth on Schedule 6.17: (a) The Loan Parties and their Subsidiaries are in compliance with all Legal Requirements (other than Environmental Laws, which are covered below in Section 6.17(b)) applicable to or pertaining to their Property or business operations, where any such non- compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. (b) Except for such matters, individually or in the aggregate, which would not reasonably be expected to result in a Material Adverse Effect, the Loan Parties represent and warrant that: (i) the Loan Parties and their Subsidiaries, and each of the Premises, comply with all applicable Environmental Laws; (ii) the Loan Parties and their Subsidiaries have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required by any applicable Environmental Law for their operations as currently conducted at each of the Premises; (iii) the Loan Parties and their Subsidiaries have not, and no Loan Party has Environmental Knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any of the Premises in violation of Environmental Laws and, to the Environmental Knowledge of each Loan Party, none of the Premises are materially adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) the Loan Parties and their Subsidiaries are not subject to and have no written notice or Environmental Knowledge of any pending and unresolved Environmental Claim involving any Loan Party or any Subsidiary of a Loan Party or any of the Premises; (v) to the Environmental Knowledge of each Loan Party and its Subsidiaries, none of the Premises contain: any (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) “hazardous waste management facilities” as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priorities List or similar state list, in any such case of this clause (v), except in compliance with all

81 applicable Environmental Laws; (vi) the Loan Parties and their Subsidiaries have not, except in compliance with all applicable Environmental Laws, conducted any Hazardous Material Activity at any of the Premises; and (vii) none of the Premises are subject to any, and no Loan Party has Environmental Knowledge of any, imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (viii) except in connection with the redevelopment of the Premises, the Loan Parties and their Subsidiaries have no Environmental Knowledge of any capital expenditures necessary to bring the Premises into compliance with Environmental Laws. (c) Each Loan Party and each of its Subsidiaries is in material compliance with all Anti-Corruption Laws. Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws. No Loan Party nor any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party or official thereof or candidate for foreign political office, (ii) to a foreign official, foreign political party or official thereof or any candidate for foreign political office, and (iii) with the intent to induce any such recipient to misuse his or her official position to direct business wrongfully to such Loan Party or such Subsidiary or to any other Person, in any case of the foregoing, in violation of any Anti-Corruption Laws. Section 6.18 Sanctions. To the good faith knowledge of the Borrower and the other Loan Parties, (a) each Loan Party is in compliance in all respects with the requirements of all Sanctions Programs applicable to it, (b) each Subsidiary of each Loan Party is in compliance in all respects with the requirements of all Sanctions Programs applicable to such Subsidiary, and (c) no Loan Party nor any of its Subsidiaries nor any officer or director of any Loan Party or any of its Subsidiaries, is a Person that is the target of any Sanctions Programs. Section 6.19 Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary of a Loan Party pending or, to the knowledge of any Loan Party, threatened, which in the aggregate would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, (a) there are no collective bargaining agreements in effect between any Loan Party or any Subsidiary of a Loan Party and any labor union; and (b) no Loan Party nor any of its Subsidiaries is under any obligation to assume any collective bargaining agreement to or conduct any negotiations with any labor union with respect to any future agreements. Each Loan Party and its Subsidiaries have remitted on a timely basis all amounts required to have been withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance, and pension plan contributions), goods and services tax and all other amounts which if not paid when due could result in the creation of a Lien against any of its Property, except for Liens permitted by Section 8.8. Section 6.20 Other Agreements. No Loan Party nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect. 82 Section 6.21 Solvency. On the Closing Date, the Loan Parties and their Subsidiaries, taken as a whole, are solvent, are able to pay their debts as they become due and do not have unreasonably small capital to carry on their business and all businesses in which they are about to engage. Section 7 Conditions Precedent. Section 7.1 All Loan/LC Events. At the time of each Loan/LC Event hereunder: (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) as of said time, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) as of such earlier date; (b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Loan/LC Event; and (c) in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 2.5; in the case of the issuance of any Letter of Credit, the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 3.1; and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 3.1. Each request for a Borrowing hereunder and each request for the issuance of or increase in the amount of (but not, for the avoidance of doubt, an extension of the expiration date of), a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Loan/LC Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Facility, in the sole discretion of the Lenders with Revolving Loan Commitments, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or other condition set forth above that may then exist. Section 7.2 Closing Date. This Agreement shall become effective on the first date on which the following conditions precedent have been satisfied or waived: (a) the Administrative Agent shall have received this Agreement duly executed by the Borrower, the other Loan Parties, the L/C Issuer and each Lender; (b) the Administrative Agent shall have received copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its secretary or assistant secretary (or comparable Responsible Officer); 83 (c) the Administrative Agent shall have received copies of resolutions of each Loan Party’s board of directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by its secretary or assistant secretary (or comparable Responsible Officer); (d) the Administrative Agent shall have received copies of the certificates of good standing or equivalent for each Loan Party (dated no earlier than thirty (30) days prior to the Closing Date) from the office of the secretary of the state of its incorporation or organization; (e) [reserved]; (f) the Administrative Agent shall have received duly executed Fee Letters from the Borrower, and the Administrative Agent and the Lenders shall have received all fees required to be paid to them on the Closing Date pursuant to the Fee Letters; (g) each of the Lenders shall have received, at least ten (10) Business Days in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti- money laundering rules and regulations, including without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 13.19; and the Administrative Agent shall have received a fully executed IRS Form W-9 (or its equivalent) for the Borrower and, to the extent required by the Administrative Agent, each other Loan Party; (h) the Borrower shall have delivered a Beneficial Ownership Certification to the Administrative Agent; (i) if requested by the Lenders prior to the Closing Date, the Administrative Agent shall have received for the Lenders so requesting a duly executed Revolving Note and/or Term Note of the Borrower in favor of such Lenders dated the Closing Date and otherwise in compliance with the provisions of Section 2.9; (j) the Administrative Agent shall have received the Security Agreement duly executed by the Loan Parties, together with (A) other than with respect to uncertificated equity interests, original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in the Borrower owned by the Borrower and in each direct Subsidiary of each of the Loan Parties as of the Closing Date (other than equity interests constituting Excluded Property), together with stock or other equity interest powers executed in blank and undated, and (B) Uniform Commercial Code financing statements to be filed against each Loan Party, as debtor, in favor of the Administrative Agent, as secured party; (k) the Administrative Agent shall have received reasonably satisfactory certificates of insurance required to be maintained under the Loan Documents; 84 (l) [reserved]; (m) the Administrative Agent shall have received all reasonable and documented out of pocket fees, costs and other amounts required to be paid to them on the Closing Date pursuant to the ING Fee Letter and the terms hereof, to the extent invoiced in a reasonably detailed statement and received by the Borrower at least two (2) Business Days prior to the Closing Date; (n) the Administrative Agent shall have received the audited consolidated balance sheet of the Borrower for the fiscal year ended December 31, 2019; and a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in Section 6.21 with respect to the Loan Parties and their Subsidiaries, taken as a whole, as of the Closing Date; (o) the Administrative Agent shall have received UCC financing statement, tax, and judgment lien search results against each Loan Party and its Property evidencing the absence of Liens thereon except as permitted by Section 8.8; (p) the Administrative Agent shall have received the favorable written opinion of special New York and Delaware counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent; (q) [reserved]; (r) [reserved]; and (s) all Indebtedness outstanding in respect of that certain Credit Agreement dated as of September 28, 2018 among IX SI INVESTMENT CO, LLC, a Delaware limited liability company, as Borrower, each of the guarantors party thereto, the lenders from time to time party thereto and Texas Capital Bank, National Association, as administrative agent shall have been repaid in full and all commitments relating thereto shall have been (or shall substantially concurrently be) terminated, and all liens or security interests related thereto (other than certain liens or security interests permitted hereunder) shall have been (or shall substantially concurrently be) terminated or released, in each case, pursuant to customary payoff letters, termination statements and other release documentation. Section 8 Covenants. On and after the Closing Date, each Loan Party agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.3: Section 8.1 Maintenance of Business. (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence, except as otherwise permitted in Section 8.10; provided, however, that nothing in this Section shall prevent any of the Loan Parties from liquidating or dissolving any of its Subsidiaries (other than the Borrower) if such action is, in the reasonable business judgment of

85 the Borrower or other relevant Loan Party, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lenders. (b) Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect. Section 8.2 Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, and replacements thereto so that at all times the efficiency thereof shall be fully preserved and maintained, in any such case of this Section 8.2, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person or as would not reasonably be expected to have a Material Adverse Effect. Section 8.3 Taxes and Assessments. Each Loan Party shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all federal and other Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property in the normal conduct of its business, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor or the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Section 8.4 Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain with insurance companies believed by them (in their good faith judgment) to be financially sound and reputable insurance with a minimum rating of AM Best A- VII and/or Standard and Poor’s A (or such other rating which is approved in writing by the Administrative Agent) with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses) as are customarily carried under similar circumstances by such other Persons. Each such policy of insurance (other than workers’ compensation insurance policies, employers’ liability insurance policies and third-party liability policies), as applicable, shall within thirty days (30) days after Closing Date (or such longer period as the Administrative Agent shall approve, in its sole discretion), (x) in the case of each property insurance policy, name the Administrative Agent for the benefit of the Secured Parties as additional insured thereunder as its interests may appear and (y) in the case of each casualty insurance policy, contain a lender loss payable clause or endorsement that names the Administrative Agent for the benefit of the Secured Parties as the lender loss payee thereunder as its interests may appear for any covered loss and, to the extent available with the use of commercially reasonable efforts by the Borrower, provides for at least thirty (30) days’ prior written notice (or such shorter period as permitted by such policy) to the Administrative Agent of any cancellation of such policy. In connection with the renewal of each such policy of insurance, 86 the Borrower promptly will deliver to the Administrative Agent, upon request, a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to the Administrative Agent that the Administrative Agent has been named as additional insured and/or lender loss payee thereunder as its interests may appear. Section 8.5 Financial Reports; Notices. The Loan Parties shall furnish, or cause to be furnished, to the Administrative Agent (for distribution to each Lender): (a) within sixty (60) days after the end of each of the first three fiscal quarters of the Borrower, beginning with the fiscal quarter ending March 31, 2021, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter, setting forth in each case in comparative form, commencing with the fiscal quarter ending March 31, 2021, the figures as of the end of or for the corresponding period, as applicable, in the previous fiscal year, prepared in accordance with GAAP (subject to the absence of footnotes and normal year-end audit adjustments), certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter (subject to normal year-end audit adjustments and the absence of footnotes); (b) within 120 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2020, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form, commencing with the fiscal year ending December 31, 2021, the figures as of the end of or for the previous year, as applicable, audited by (i) Whitley Penn, LLP or (ii) any other independent certified public accountants of nationally or regionally recognized standing, together with a report and opinion by such certified public accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the maturity date of Indebtedness within one year from the date such opinion is delivered or (y) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period); (c) concurrently with the delivery of any financial statements pursuant to Section 8.5(a) or (b), a narrative discussion and analysis of the financial condition and results of operation of the Borrower and its consolidated Subsidiaries, in each case, for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, which such narrative discussion and analysis shall be in a form substantially similar to the form of narrative discussion and analysis delivered to the Administrative Agent on or prior to the Closing Date; (d) promptly after it becomes available, but in any event no later than thirty (30) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2020, a consolidated budget for the Borrower and its consolidated Subsidiaries for the following fiscal year (including a consolidated statement of projected results of operations of the Borrower and its consolidated Subsidiaries as of the end of the following fiscal year presented on a quarterly basis); 87 (e) following delivery of the annual financial statements pursuant to Section 8.5(b), if reasonably requested by the Administrative Agent the Borrower shall hold an update call (which call shall take place promptly following such request at a mutually acceptable time) with a Responsible Officer of the Borrower and the Lenders to discuss the financial position, financial performance and cash flows of the Borrower and its consolidated Subsidiaries for the period covered by the applicable financial statements; (f) promptly after knowledge thereof shall have come to the attention of any Responsible Officer of any Loan Party, written notice of (i) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against any Loan Party or any Subsidiary of a Loan Party or any of their Property that has had or would reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Material Adverse Effect or (iii) the occurrence of any Default; (g) concurrently with each of the financial statements delivered pursuant to subsections (a) and (b) above, a written certificate in substantially the form attached hereto as Exhibit E signed by a Responsible Officer of the Borrower (“Compliance Certificate”), to the effect that to the best of such officer’s knowledge and belief no Default has occurred during the period covered by such statements or, if any such Default has occurred during such period, setting forth a description of such Default and specifying the action, if any, taken by the relevant Loan Party or its Subsidiary to remedy the same; and (h) promptly, from time to time, such other information regarding the business affairs and financial condition of any Loan Party or any Subsidiary of a Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request, including information reasonably requested by the Administrative Agent or any Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations. Notwithstanding the foregoing, the obligations in paragraphs (a), (b), (d) and (g) of this Section 8.5 may be satisfied with respect to financial information of Borrower and the Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), (i) to the extent such information relates to a parent entity thereof, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent, on the one hand, and the information relating to Borrower and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 8.5(b), such materials are audited by independent certified public accountants of nationally or regionally recognized standing, together with a report and opinion by such certified public accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards. Financial statements and other information required to be delivered pursuant to this Section 8.5 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such financial statements, segment information or other information, or provides a link thereto, on the website of the Borrower; or (ii) on which such 88 financial statements, segment information or other information is posted on behalf of the Borrower on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the information referred to above. Section 8.6 Inspection. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent and each Lender, and each of their duly authorized representatives and agents to inspect any of its corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants at reasonable times during normal business hours and at reasonable intervals as the Administrative Agent or any such Lender may designate and, so long as no Event of Default exists, with reasonable prior written notice to the Borrower. The Borrower shall pay to the Administrative Agent its reasonable out-of-pocket charges for inspections of corporate books and financial records, examinations and copies of books of accounts and financial records and other activities permitted in this Section performed by the Administrative Agent or its agents or third party firms, in such amounts as the Administrative Agent may from time to time reasonably request ; provided, however, that in the absence of any Event of Default, the Borrower shall not be required to pay the Administrative Agent for more than one (1) such inspection in any 12-month period. Notwithstanding anything to the contrary in this Section 8.6, none of the Loan Parties or their Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its representatives) is prohibited by any Legal Requirement or any binding agreement (provided that, with respect to any prohibition by any binding agreement, the Borrower shall attempt to obtain consent to such disclosure if reasonably requested by the Administrative Agent) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product. Section 8.7 Borrowings and Guaranties. No Loan Party shall, nor shall it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness or Guarantees of any Indebtedness; provided, however, that the foregoing shall not restrict nor operate to prevent: (a) the Secured Obligations of the Loan Parties and their Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates); (b) Purchase Money Obligations and Capitalized Lease Obligations of the Loan Parties and their Subsidiaries not to exceed the greater of (x) $2,500,000 and (y) 17.5% of Consolidated EBITDA (measured as of the date of incurrence of such Indebtedness based upon the financial statements most recently available prior to such date) in the aggregate at any one time outstanding; (c) obligations of the Loan Parties and their Subsidiaries arising out of interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the Ordinary Course of Business and not for speculative purposes;

89 (d) endorsement of items for deposit or collection of commercial paper received in the Ordinary Course of Business; (e) intercompany advances from time to time owing (i) between the Loan Parties; provided that such intercompany advances and any Liens in respect thereof are subordinated in right of payment and priority to the Term Loans, 2021 Term Loans and the Revolving Facility pursuant to Section 11.5; (ii) between Subsidiaries that are not Loan Parties or (iii) to the extent permitted pursuant to Section 8.9, by a Subsidiary that is not a Loan Party to a Loan Party; (f) [reserved]; (g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits (including contractual and statutory benefits) or property, casualty, liability or credit insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the Ordinary Course of Business; (h) Indebtedness in respect of (i) bids, trade contracts (other than for debt for borrowed money), leases (other than Capitalized Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts and similar obligations, in each case, provided in the Ordinary Course of Business, (ii) obligations to pay the deferred purchase price of goods and series or progress payments in connection with such goods and services incurred in the ordinary course of business and (iii) agreements providing for indemnification, adjustment or purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any disposition permitted hereunder, any acquisitions permitted hereunder or other purchases of assets or capital stock, and Indebtedness arising from guaranties, letters of credit, banks guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Subsidiary pursuant to such agreements; (i) Indebtedness in respect of netting services, overdraft protection and similar arrangements and other Bank Product Obligations, in each case, in connection with cash management and deposit accounts; (j) Indebtedness representing deferred compensation to directors, officers, employees of any Loan Party or any Subsidiary of a Loan Party incurred in the Ordinary Course of Business; (k) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business; (l) Guarantees by any Loan Party or any Subsidiary (i) of any Indebtedness of any other Loan Party permitted hereunder, (ii) with respect to customary adjustments of purchase price or similar obligations, (iii) of leases (other than Capital Leases) or (iv) of other obligations of any other Loan Party or Subsidiary that do not constitute Indebtedness, in each case of clause (iii) or (iv) entered into in the Ordinary Course of Business; 90 (m) replacements, renewals, refinancings or extensions of any Indebtedness described in subsection (o) of this Section that (i) does not exceed the aggregate principal amount (plus accrued interest and applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) with respect to any such Indebtedness of a Loan Party, does not have a weighted average life to maturity at the time of such replacement, renewal, refinancing or extension that is less than the weighted average life to maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) with respect to any such Indebtedness of a Loan Party, does not rank (and is not secured) at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended and (iv) is not secured by any assets not securing the Indebtedness being replaced, renewed, refinanced or extended; (n) Indebtedness constituting Reimbursement Obligations with respect to letters of credit and bank guarantees issued in respect of any obligations described in subsections (c), (g) or (h) of this Section 8.7; (o) any Indebtedness of a Person outstanding at the time such Person is acquired or merged with or into or consolidated with any Loan Party or any Subsidiary of a Loan Party so long as such Indebtedness was not issued or incurred (including increases in the commitments thereunder) in anticipation or contemplation of such acquisition, merger or consolidation; (p) unsecured Indebtedness of the Loan Parties in an amount not to exceed the greater of (x) $2,500,000 and (y) 17.5% of Consolidated EBITDA (measured as of the date of incurrence of such Indebtedness based upon the financial statements most recently available prior to such date) in the aggregate at any one time outstanding; provided that (i) the final maturity date of such Indebtedness shall be later than the Maturity Date (as in effect on the date of incurrence of such Indebtedness), and (ii) the Indebtedness under the Term Loans, the 2021 Term Loans and Revolving Facility is not subordinated to such Indebtedness; (q) other Indebtedness of the Loan Parties not otherwise permitted by this Section in an amount not to exceed the greater of (x) $1,000,000 and (y) 7.5% of Consolidated EBITDA (measured as of the date of incurrence of such Indebtedness based upon the financial statements most recently available prior to such date) in the aggregate at any one time outstanding; (r) Indebtedness existing as of the Closing Date and described on Schedule 8.7 (including any extensions, renewals or refinancings thereof subject to the conditions described in Section 8.7(m)); and (s) to the extent constituting Indebtedness, Investments permitted pursuant to Section 8.9. Section 8.8 Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent: (a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith 91 cash deposits in connection with tenders, contracts or leases to which any Loan Party or any Subsidiary of a Loan Party is a party or other cash deposits required to be made in the Ordinary Course of Business; (b) mechanics’, repairers’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the Ordinary Course of Business; (c) judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding; (d) Liens on Property of any Loan Party or any Subsidiary of a Loan Party created solely for the purpose of securing Indebtedness permitted by Section 8.7(b) (and, in the case of any Purchase Money Obligations, representing or incurred to finance the purchase price or cost of replacement, acquisition, leasing, construction or improvement of such Property and any replacements, renewals, refinancings or extensions thereof); provided that no such Lien shall extend to or cover other Property of such Loan Party or such Subsidiary other than the respective Property so acquired, replaced, leased or improved and proceeds and products thereof; provided, further, that individual financings (and any replacements, renewals, refinancings or extensions thereof) of assets permitted by Section 8.7(b) provided by a counterparty may be cross- collateralized to other financings (and any replacements, renewals, refinancings or extensions thereof) of similar financed assets permitted by Section 8.7(b) provided by such counterparty; (e) any interest or title of a lessor under any operating lease, including the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases entered into by any Loan Party or any Subsidiary of a Loan Party in the Ordinary Course of Business; (f) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the Ordinary Course of Business which, with respect to any such easements, rights-of-way, restrictions, and other similar encumbrances granted after the Closing Date, do not materially interfere with the ordinary conduct of the business of any Loan Party or any Subsidiary of a Loan Party; (g) bankers’ Liens, rights of setoff and other similar Liens (including under Section 4-210 of the Uniform Commercial Code) in one or more deposit accounts maintained by any Loan Party or any Subsidiary of a Loan Party, in each case granted in the Ordinary Course of Business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, and any other Bank Product Obligations; (h) Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents; (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements (including Liens arising under Section 2-502 of the Uniform Commercial Code) for 92 the sale of goods entered into by any Loan Party or any Subsidiary of a Loan Party in the Ordinary Course of Business; (j) non-exclusive licenses of intellectual property granted in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business of any Loan Party or any Subsidiary of a Loan Party; (k) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto permitted by Section 8.7(k); (l) Liens consisting of an agreement to Dispose of any Property in a Disposition permitted under Section 8.10, solely to the extent such Disposition would have been permitted on the date of the creation of such Lien; (m) Liens on Property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Loan Party or any Subsidiary of a Loan Party to the extent permitted hereunder (and not created in anticipation or contemplation thereof) and securing Indebtedness permitted under Section 8.7(o) or Section 8.7(m) (with respect to any replacement, renewal, refinancing or extension of Indebtedness or other obligations permitted by Section 8.7(o)); provided that such Liens do not extend to Property of any other Person not subject to such Liens at the time of acquisition and proceeds and products thereof; (n) Liens encumbering any (i) cash or Cash Equivalents (or similar types of Investments), (ii) commodities or (iii) any marketable securities or other financial instruments based on, involving or settled by reference to commodities, in each case, to secure or support obligations under or in respect of interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the Ordinary Course of Business and not for speculative purposes; provided that, in the case of any such Liens encumbering assets of any Loan Party, no Event of Default shall exist at the time such Lien is granted by a Loan Party; (o) Liens encumbering any replacement, renewal, refinancing or extension thereof permitted by Section 8.7(m); (p) Liens encumbering any cash deposits or Cash Equivalents securing any letters of credit or bank guarantees issued pursuant to Section 8.7(n); (q) other Liens not otherwise permitted by this Section 8.8 so long as the lesser of the amount secured by such Liens and fair market value of the property subject to such Liens does not exceed the greater of (x) $1,000,000 and (y) 7.5% of Consolidated EBITDA (measured as of the date of incurrence of such Liens based upon the financial statements most recently available prior to such date) in the aggregate at any time outstanding; (r) Liens securing any Loan Party’s obligations in connection with the making or entering into of bids, tenders, statutory obligations, licenses, or customer contracts, in each case, in the Ordinary Course of Business;

93 (s) Liens encumbering any escrow account established for the payment of environmental remediation obligations with respect to the Premises; (t) Liens existing on the Closing Date and disclosed on Schedule 8.8 (including any extensions, renewals or refinancings thereof); (u) Liens with respect to Indebtedness permitted under Section 8.7(g); (v) customary rights of first refusal and tag, drag and similar rights in joint ventures and Investments permitted under Section 8.9 and Liens on cash earnest money deposits made in connection with any letter of intent or purchase agreement pursuant to an Investment permitted under Section 8.9; and (w) cash collateralization of letters of credit; provided that, the aggregate amount of such cash collateralization together with the reimbursement obligations under such letters of credit does not exceed $1,000,000 in the aggregate at any one time. Section 8.9 Investments, Acquisitions, Loans and Advances. No Loan Party shall, nor shall it permit any of its Subsidiaries to make any Investment; provided, however, that the foregoing shall not apply to nor operate to prevent: (a) Cash Equivalents; (b) the Loan Parties’ and other Subsidiaries’ existing Investments outstanding on the Closing Date; (c) intercompany advances and other Investments made from time to time by any Loan Party or Subsidiary in any other Loan Party or Subsidiary; provided, that (i) the amount of any Investment pursuant to this clause (c) by the Borrower or any Subsidiary of the Borrower (other than an Excluded Subsidiary) in an Excluded Subsidiary shall not exceed the greater of (x) $2,500,000 and (y) 17.5% of Consolidated EBITDA (measured as of the date such Investment is made based upon the financial statements most recently available prior to such date) and (ii) during the continuance of an Event of Default, no cash Investment pursuant to this clause (c) in an Excluded Subsidiary will be made directly with the proceeds of a Loan advanced under this Agreement; (d) Investments by any Loan Party and its Subsidiaries in connection with interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the Ordinary Course of Business and not for speculative purposes; (e) Investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the Ordinary Course of Business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; 94 (f) other Investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed the greater of (x) $1,000,000 and (y) 5% of Consolidated EBITDA (measured as of the date such Investment is made based upon the financial statements most recently available prior to such date) in the aggregate at any time outstanding; (g) (i) Permitted Acquisitions and (ii) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investment were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition; (h) Guarantees permitted by Section 8.7; (i) Investments and acquisitions by any Excluded Subsidiary; (j) Investments made with proceeds from cash equity contributions (other than Designated Equity Contributions) made to the Borrower; (k) [reserved]; (l) any Investment acquired by the Borrower or any if its Subsidiaries: (a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business; (b) in exchange for any other Investment or accounts receivable held by the Borrower or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); (c) in satisfaction of judgments against other Persons; or (d) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (m) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business; (n) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases; (o) Investments resulting from entering into (i) agreements related to Bank Products or (ii) Hedging Agreements; (p) [reserved]; (q) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the Ordinary Course of Business; (r) obligations under letters of intent or similar agreements that are conditioned upon satisfying any applicable approval or other requirements contained in this Agreement, 95 (s) to the extent constituting an Investment, escrow deposits to secure indemnification obligations in connection with a Disposition permitted by this Agreement or a Permitted Acquisition; (t) Investments constituting non-cash consideration received in connection with any Disposition, loans and advances to employees, directors, officers, managers, distributors and consultants for customary business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the Ordinary Course of Business; (u) Investments made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the Ordinary Course of Business; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the Ordinary Course of Business; (w) non-cash Investments in subsidiaries in connection with bona fide reorganizations and related to tax planning; provided that, after giving effect to any such bona fide reorganization and/or related activity, the security interest of the Lenders in the Collateral, taken as a whole, and the Guarantees by the Loan Parties, would not be materially impaired; and (x) any other Investment, if (i) the RP Conditions have been satisfied, (ii) no default in the observance or performance of any covenant set forth in Sections 8.5(a) and 8.5(b) has occurred and is continuing and (iii) no Event of Default has occurred and is continuing. In determining the amount of Investments, acquisitions, loans, and advances permitted under this Section, Investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein but net of any cash payments received in respect thereof), and loans and advances shall be taken at the principal amount thereof then remaining unpaid. Section 8.10 Mergers, Consolidations and Sales. No Loan Party shall, nor shall it permit any of its Subsidiaries to, be a party to any merger, consolidation, amalgamation or Division, or sell, transfer, lease or otherwise Dispose of all or any part of its Property (including, for the avoidance of doubt, any equity interests of any Person held by it) or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent: (a) the Disposition of inventory in the Ordinary Course of Business; (b) the sale, transfer, lease or other Disposition of Property of any Loan Party or Subsidiary to, or any Division by any Loan Party or Subsidiary into, any other Loan Party or Subsidiary, except for Excluded Subsidiaries; (c) the merger or consolidation of (i) any Loan Party with and into the Borrower or any other Loan Party; provided that, in the case of any merger or consolidation involving the Borrower, the Borrower is the Person surviving the merger or consolidation, (ii) any Excluded 96 Subsidiary with and into any other Excluded Subsidiary, and (iii) any Excluded Subsidiary with and into any Loan Party; provided that the relevant Loan Party is the Person surviving the merger or consolidation (and, if the Borrower is party to such merger or consolidation, the Borrower is the Person surviving the merger or consolidation); (d) the Disposition of delinquent notes or accounts receivable in the Ordinary Course of Business for purposes of collection, settlement or compromise only (and not for the purpose of any bulk sale or securitization transaction); (e) the sale, transfer or other Disposition of any tangible personal property that, in the reasonable business judgment of the relevant Loan Party or its Subsidiary, has become obsolete or worn out, and which is Disposed of in the Ordinary Course of Business; (f) other Dispositions of Property by any Loan Party or any Subsidiary of a Loan Party; provided that (i) each such Disposition shall be made for fair market value and (ii) at least 75% of the total consideration received after taking into account all final purchase price adjustments and/or contingent payments (including working capital adjustment or earn-out provisions) expressly contemplated by the transaction documents, when received shall consist of cash; provided, further that in no event shall the sale of all or substantially all of the Property owned by the Loan Parties and their Subsidiaries be permitted pursuant to this Section 8.10; (g) leases of real property and fixtures to customers and right-of-way leases, in each case, entered into in the Ordinary Course of Business; (h) any other sale, transfer or other Disposition of any Property that together with all other Property of the Loan Parties and their Subsidiaries previously leased, sold, transferred or Disposed of pursuant to this clause (h) during any fiscal year, does not exceed $500,000 in the aggregate; (i) to the extent constituting a Disposition, the granting of Liens permitted by Section 8.8 and transactions permitted by Section 8.9 or 8.12; (j) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; (k) licenses, sublicenses, leases or subleases granted to others in the Ordinary Course of Business and not interfering in any material respect with the business of the Loan Parties and their Subsidiaries, taken as a whole; (l) the sale or discount, in each case without recourse, of accounts receivable arising in the Ordinary Course of Business, but only in connection with the compromise, settlement or collection thereof; (m) the sale or issuance of equity interests of the Borrower (so long as a Change of Control does not occur as a result thereof);

97 (n) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (o) any Disposition described in Schedule 8.10; (p) any Disposition required by applicable law to the extent the occurrence of such Disposition would not result in a Material Adverse Effect; and (q) to the extent constituting a Disposition, the Disposition of Customer Rate Relief Property or the proceeds thereof pursuant to the Collection and Reporting Agreement. Section 8.11 [Reserved]. Section 8.12 Dividends and Certain Other Restricted Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries to make any Restricted Payment, provided that: (a) the Borrower may make Restricted Payments if, at the time of making any such Restricted Payment, (i) the RP Conditions have been satisfied, (ii) no default in the observance or performance of any covenant set forth in Sections 8.5(a) and 8.5(b) has occurred and is continuing and (iii) no Event of Default has occurred and is continuing; (b) the Borrower may make Permitted Tax Distributions; (c) the Borrower may make distributions to former employees, officers, or directors of a parent or the Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to the Borrower on account of repurchases of the equity interests of a parent or the Borrower held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire equity interests of the parent or the Borrower; (d) the Borrower may make distributions to former employees, officers, or directors of a Parent or the Borrower (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of equity interests of a parent or the Borrower held by such Persons; provided, however, that the aggregate amount of such redemptions made by the Borrower plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed $500,000 in the aggregate in any fiscal year; (e) the Borrower may make Restricted Payments consisting of repurchases of equity interests deemed to occur upon the non-cash exercise of stock options and warrants; (f) any Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary; provided that in the case of any such Restricted Payment by a Subsidiary that is not a Wholly-Owned Subsidiary, such Restricted Payment is made to the Borrower or any of its Subsidiaries and to each other owner of equity interests of such Subsidiary based on their relative ownership interests of the relevant class of equity interests; (g) the declaration and payment of dividends or distributions by the Borrower to, or the making of loans to, any direct or indirect parent company of the Borrower in amounts 98 required for any direct or indirect parent company of the Borrower to pay, in each case without duplication; (i) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence; (ii) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Subsidiaries, including the Borrower’s proportionate share of such amounts relating to such parent entity being a public company; (iii) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Subsidiaries, including the Borrower’s proportionate share of such amounts relating to such parent entity being a public company; (iv) fees and expenses other than to Affiliates of the Borrower related to any unsuccessful equity or debt offering of such parent company; (v) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Borrower or any direct or indirect parent company of the Borrower; (h) the Loan Parties may make Restricted Payments with respect to their equity interests payable solely in additional shares of its equity interests; and (i) the Loan Parties and any Subsidiary of the Loan Parties may declare and pay dividends and other Restricted Payments to the Borrower and any other Subsidiary of the Borrower that is a Loan Party. Section 8.13 ERISA. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly notify the Administrative Agent and each Lender upon such Loan Party or a Subsidiary becoming aware of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan sponsored by a Loan Party or any of its Subsidiaries that would reasonably be expected to result in material liability to any Loan Party, except where notice of such reportable event to the PBGC has been waived, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan sponsored by a Loan Party or any of its Subsidiaries or appointment of a trustee therefor, and (c) a partial or complete withdrawal from any Multiemployer Plan by any Loan Party or any Subsidiary thereof, unless such Loan Party or any of its Subsidiaries will have no material withdrawal liability in connection therewith. Section 8.14 Compliance with Laws. Except as set forth on Schedule 6.17: (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all respects with all Legal Requirements (other than as provided below in Section 8.14(b) with respect to Environmental Laws) applicable to or pertaining to its Property or business operations, 99 where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. (b) Without limiting Section 8.14(a) above, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) comply with, and maintain each of the Premises in compliance with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all governmental approvals required by any applicable Environmental Law for the operation of their business as then conducted and each of the Premises; (iv) cure any violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any active (1) landfill or dump or (2) “hazardous waste management facility” or “solid waste disposal facility” as defined pursuant to applicable Environmental Law, in any such case, in violation of any applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any tenant or subtenant to do any of the foregoing) at any of the Premises except in compliance with all applicable Environmental Laws; (vii) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s or any of its Subsidiary’s interest therein; and (viii) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law, to the extent directed to any Loan Party. (c) Within seven (7) Business Days of a Responsible Officer of any Loan Party obtaining actual knowledge thereof, Borrower or another Loan Party shall give prompt written notice to Administrative Agent of, and provide any reasonably requested documents concerning, any of the following in connection with any Loan Party or any Subsidiary of a Loan Party or any of the Premises: (1) any Environmental Liability; (2) any violation of an Environmental Law or Release, threatened Release or disposal of a Hazardous Material, or (3) any environmental, natural resource, health or safety condition, in each case of (1)-(3), which first occurs or first arises after the Closing Date and which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Section 8.15 Compliance with Sanctions Programs and Anti-Corruption Laws. (a) Each Loan Party shall at all times comply in all respects with the requirements of all Sanctions Programs applicable to such Loan Party and shall cause each of its Subsidiaries to comply in all respects with the requirements of all Sanctions Programs applicable to such Subsidiary. (b) Each Loan Party shall provide the Administrative Agent and the Lenders any information requested by them in writing regarding the Loan Parties and the Subsidiaries of the Loan Parties in connection with the Administrative Agent, the L/C Issuer, and the Lenders complying with all applicable Sanctions Programs in connection with the Loan Documents. 100 (c) If any Loan Party obtains knowledge or receives any written notice that any Loan Party, any Subsidiary of any Loan Party, or any officer or director of any Loan Party is the target of any Sanctions Programs (such occurrence, a “Sanctions Event”), such Loan Party shall promptly (i) give written notice to the Administrative Agent and the Lenders of such Sanctions Event, and (ii) comply in all respects with all applicable laws with respect to such Sanctions Event (regardless of whether the target Person is located within the jurisdiction of the United States of America), including the Sanctions Programs, and each Loan Party hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such Sanctions Event, including the requirements of the Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC). (d) No Loan Party will, directly or indirectly, use the proceeds of the Term Loans, 2021 Term Loans or the Revolving Facility, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund, in violation of any applicable Sanctions Program, any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions Programs, in each case, in violation of any applicable Sanctions Program or (ii) in any other manner that will result in a violation of Sanctions Programs or Anti-Corruption Laws by any Person party hereto (including any Person participating in the Term Loans, 2021 Term Loans or the Revolving Facility, whether as underwriter, lender, or otherwise). (e) No Loan Party will, nor will it permit any Subsidiary to, violate in any respect any Anti-Corruption Law. (f) Each Loan Party will maintain in effect policies and procedures reasonably designed to promote compliance by the Loan Parties, their Subsidiaries, and their respective directors, officers, employees, and agents with applicable Anti-Corruption Laws. Section 8.16 Burdensome Contracts With Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be obtained on an arm’s-length basis in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided that the foregoing restriction shall not apply to (a) transactions between or among any of the Loan Parties, the Subsidiaries and/or any entity that becomes a Subsidiary as a result of such transaction (or any combination thereof), (b) transactions permitted by Section 8.9 or 8.12, (c) any agreement as in effect as of the Closing Date, including for the avoidance of doubt the Operating Agreement, or any amendment thereto or replacement thereof (so long as any such amendment or replacement, taken as a whole, is no less favorable in any material respect to the Loan Parties than the agreement in effect on the Closing Date (as determined by the Borrower in good faith)), (d) the existence of, or the performance by any Loan Party or any of its Subsidiaries of its obligations under the terms of, any limited liability company, limited partnership or other organizational document or joint venture, investors or shareholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter, as may be amended from time to time, to the extent

101 that the terms of any such amendment or new agreement, taken as a whole, is not disadvantageous to the Lenders in any material respect compared to the agreement in effect on the Closing Date (as determined by the Borrower in good faith), or is otherwise customary, (e) transactions with joint ventures and joint venture partners, in each case in the Ordinary Course of Business and otherwise in compliance with the terms of this Agreement, (f) to the extent not otherwise prohibited by this Agreement, the issuance of equity interests of Borrower to any of its Affiliates or other equity holders and other customary rights in connection therewith, and (g) Indebtedness permitted by Section 8.7. Section 8.17 No Changes in Fiscal Year. The fiscal year of the Borrower and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis. Section 8.18 [Reserved]. Section 8.19 Change in the Nature of Business. No Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any line of business other than any Permitted Business. Section 8.20 Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4. Section 8.21 No Restrictions. Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Subsidiary of a Loan Party to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by such Loan Party or any other Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) transfer any of its Property to any Loan Party or any other Subsidiary, (e) guarantee the Secured Obligations as required by the Loan Documents or (f) grant Liens on its assets to the Administrative Agent as required by the Loan Documents; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Loan Document, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and do not apply to the Collateral, and (iii) contractual restrictions in effect on the Closing Date and disclosed to the Administrative Agent prior to the Closing Date as may be amended, restated, modified, extended or replaced from time to time, to the extent that the terms of any such amendment, restatement, modification, extension or replacement are not adverse to the interests of the Lenders in any material respect compared to the agreement in effect on the Closing Date. Section 8.22 [Reserved]. Section 8.23 Amendments to Organizational Documents. No Loan Party will agree to an amendment or change to any Loan Party’s organizational documents to the extent such amendment would reasonably be expected to be materially adverse to the interest of the Secured Parties. Section 8.24 [Reserved]. 102 Section 8.25 Financial Covenants. (a) Borrower shall not permit the Debt Service Coverage Ratio as of any Calculation Date (beginning with March 31, 2021) to be less than 1.05:1.00. (b) Borrower shall not permit the Debt to Capitalization Ratio as of any Calculation Date (beginning with March 31, 2021) to be greater than 55%. Section 8.26 Passive Holding Company Restrictions. Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Voting Stock of the Borrower and, indirectly, any subsidiary of the Borrower, (ii) (A) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (B) complying with applicable Legal Requirements and (C) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Legal Requirements, (iii) (A) filing Tax reports and paying Taxes and other customary obligations related thereto in the ordinary course (and contesting any Taxes) and (B) participating in tax, accounting and other administrative matters as a member of the consolidated group of which Holdings, the Borrower and/or their direct or indirect parent is a member, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Guarantees of Indebtedness otherwise permitted to be incurred by the Borrower or any Guarantors hereunder, (v) any public offering of its common stock or any other issuance or registration of its Voting Stock for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) making any dividend or distribution or other transaction similar to a Restricted Payment and not otherwise prohibited by Section 8.12 if Holdings was the Borrower, or any Investment in the Borrower, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to current and former officers, directors, members of management, managers, employees and advisors or consultants, (ix) activities incidental to the consummation of the transactions in connection with the Loan Documents, (x) any other transaction Holdings is explicitly permitted to enter into in accordance with this Section 8, (xi) preparing reports to Governmental Authorities and to its shareholders and (xi) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph. Section 8.27 New Guarantors. (a) In the event that any Person becomes a direct or indirect Subsidiary (other than any Excluded Subsidiary) of the Borrower after the date hereof, the Borrower will promptly notify the Administrative Agent thereof and, to the extent that such Person is not already a Subsidiary Guarantor, will, within thirty (30) days after such Person becomes a direct or indirect Subsidiary (or such longer period of time as reasonably agreed to by the Administrative Agent), cause such Subsidiary to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent an additional guarantor supplement in the form attached hereto as Exhibit F or such other form acceptable to the Administrative Agent, (ii) execute and deliver to the Administrative Agent a Joinder Agreement (as defined in the Security Agreement) or such other form acceptable to the Administrative Agent and (iii) deliver to the Administrative Agent all certificates (if any) 103 representing the capital stock of such Subsidiary owned by any Loan Party together with irrevocable undated stock powers, duly endorsed in blank. (b) In connection with the accession of any Subsidiary as a Subsidiary Guarantor, the relevant Loan Party will deliver to the Administrative Agent (A) certified copies of such Subsidiary’s organizational documents, together with a good standing certificate (or such equivalent document as may be obtained by the applicable Governmental Authority) from the applicable Governmental Authority of the jurisdiction of its organization, each to be dated a recent date prior to their delivery to the Administrative Agent, (B) a certificate executed by the secretary or assistant secretary (or comparable Responsible Officer) of such Subsidiary substantially in the form required pursuant to Section 7.2(c) and (C) upon the reasonable request of the Administrative Agent, a reasonably satisfactory opinion of counsel to such Subsidiary, as to (1) the due organization and good standing of such Subsidiary, (2) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (3) the enforceability of such Loan Documents against such Subsidiary and (4) such other matters (including matters relating to the creation and perfection by filing of Liens in any Collateral pursuant to such Loan Documents) as the Administrative Agent may reasonably request, all of the foregoing to be subject to customary exceptions and qualifications and reasonably satisfactory in form and substance to the Administrative Agent. Section 9 Events of Default and Remedies. Section 9.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder: (a) (i) default in the payment when due of all or any part of the principal of any Loan or any Reimbursement Obligations (whether at the stated maturity thereof or at any other time provided for in this Agreement) or (ii) default in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document and, in the case of clause (ii), such failure shall continue unremedied for a period of three (3) Business Days; (b) (i) default in the observance or performance of any covenant set forth in Sections 8.1(a) (solely with respect to the Borrower), 8.5(f), 8.7, 8.8, 8.9, 8.10, 8.12, 8.20, 8.22 or 8.25 of this Agreement or (ii) default in the observance or performance of any covenant set forth in Sections 8.5(a), 8.5(b) or 8.5(g) which is not remedied within ten (10) Business Days after the occurrence thereof; (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer of a Loan Party obtains actual knowledge such default or (ii) receipt by the Borrower of written notice from the Administrative Agent of such default; (d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof; 104 (e) (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof, other than with respect to a de minimis portion of the Collateral or (iv) any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder; (f) any default shall occur under any Material Indebtedness, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Material Indebtedness (whether or not such maturity is in fact accelerated), or any such Material Indebtedness shall not be paid when due(after giving effect to any applicable grace period with respect thereto) (whether by demand, lapse of time, acceleration or otherwise); (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary of a Loan Party, or against any of their respective Property, in an aggregate amount for all such Persons in excess of $10,000,000 (except to the extent covered by insurance), and which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party or any Subsidiary of a Loan Party to enforce any such judgment; (h) (i) any Loan Party or any Subsidiary of a Loan Party shall fail to pay when due an amount which it shall have become liable to pay to the PBGC with respect to a Plan under Title IV of ERISA; or (ii) notice of intent to terminate a Plan or Plans sponsored by a Loan Party or any Subsidiary of a Loan Party having aggregate Unfunded Vested Liabilities shall be filed under Section 4041(c) of Title IV of ERISA by any Loan Party or any Subsidiary of a Loan Party, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated, but, in the case of any of the foregoing clauses (i) through (iv), only if such events, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (i) any Change of Control shall occur; (j) Holdings, any Loan Party or any Subsidiary of a Loan Party shall (i) have entered involuntarily against it an order for relief under any Debtor Relief Laws, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for or consent to the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its

105 Property, (v) institute any proceeding seeking to have entered against it an order for relief under any Debtor Relief Laws, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k); or (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Holdings, any Loan Party or any Subsidiary of a Loan Party, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against Holdings, any Loan Party or any Subsidiary of a Loan Party, and such appointment continues undischarged or unstayed or such proceeding continues undismissed or unstayed for a period of sixty (60) days. Section 9.2 Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Revolving Loan Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. In addition, the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) promptly upon being requested to do so by any Lender. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice. Section 9.3 Bankruptcy Defaults. When any Event of Default described in subsection (j) or (k) of Section 9.1 with respect to the Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit. In addition, the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing. 106 Section 9.4 Post-Default Collections. Anything contained herein or in the other Loan Documents to the contrary notwithstanding (including, without limitation, Section 2.7(b)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral and payments made under or in respect of the Guaranty Agreements received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Loan Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows: (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Loan Parties have agreed to pay the Administrative Agent under Section 13.4 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent); (b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; (c) third, to the payment of principal on the Loans, all other unpaid Secured Obligations the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and (d) finally, to the Borrower or whoever else may be lawfully entitled thereto. Section 9.5 Borrower’s Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 9.1 or Section 9.2, if the Borrower determines that an Event of Default under a covenant set forth in Section 8.25 has occurred or may occur, during the period beginning on the first day of the relevant fiscal quarter (provided that, in the case of any Specified Equity Contribution made during the applicable fiscal quarter, the Borrower classifies such amount as a Specified Equity Contribution at or around the time such contribution is made) until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter, the Sponsors may make a Specified Equity Contribution to the Borrower (a “Designated Equity Contribution”), and the amount of the Net Cash Proceeds thereof shall, at the request of the Borrower, be deemed to increase either or both the Consolidated EBITDA and Consolidated Total Capitalization with respect to such applicable quarter for the purpose of determining compliance with the covenants set forth in Section 8.25 at the end of such quarter and applicable subsequent periods. The parties hereby acknowledge that this Section 9.5(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 8.25. If, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of Section 8.25, the Borrower shall be deemed to have satisfied the 107 requirements of Section 8.25 as of the relevant Calculation Date with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 8.25 that had occurred shall be deemed cured for the purposes of this Agreement as of the applicable Calculation Date and shall be deemed to have never existed. (b) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Designated Equity Contribution is made, (ii) no more than five (5) Designated Equity Contributions may be made in the aggregate during the term of this Agreement, (iii) the amount of any Designated Equity Contribution shall be no more than the amount required to cause the Borrower to be in pro forma compliance with Section 8.25 for any applicable period, and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with Section 8.25 for the fiscal quarter with respect to which such Designated Equity Contribution was made; provided that, to the extent such Net Cash Proceeds are actually applied to prepay Indebtedness, such reduction may be credited in any subsequent fiscal quarter. Section 10 The Administrative Agent. Section 10.1 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints ING Capital LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Secured Parties, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Section 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Section 10.3 Action by Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties: 108 (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2, 9.3, 9.4 and 13.3), or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender, or the L/C Issuer. (c) Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or L/C Issuer or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien

109 purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 7.1 or Section 7.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Section 10.6 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing at the time of such appointment), to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Closing Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor 110 Administrative Agent meeting the qualifications and with the consent set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Closing Date. (b) With effect from the Resignation Closing Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. If on the Resignation Closing Date no successor has been appointed and accepted such appointment, the Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders and L/C Issuer as their interests may appear. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 13.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Section 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Upon a Lender’s written request, the Administrative Agent agrees to forward to such Lender, when complete, copies of any field audit, examination, or appraisal report prepared by or for the Administrative Agent with respect to the Borrower or any Loan Party or the Collateral (herein, “Reports”). Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Borrower and the other Loan 111 Parties and will rely significantly upon the books and records of Borrower and the other Loan Parties, as well as on representations of personnel of the Borrower and the other Loan Parties, and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. Section 10.8 L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit hereunder as fully as if the term “Administrative Agent”, as used in this Section 10, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer, as applicable. Any resignation by the Person then acting as Administrative Agent pursuant to Section 10.6 shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer except as it may otherwise agree (unless such Person is the sole Lender hereunder). If such Person then acting as L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the Closing Date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 2.2. Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer), (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit. Section 10.9 Hedging Liability and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 13.2, as the case may be, any Affiliate of such Lender with whom the Borrower or any other Loan Party has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranty Agreements as more fully set forth in Section 9.4. In connection with any such distribution of payments and collections, or any request 112 for the release of the Guaranty Agreements and the Administrative Agent’s Liens in connection with the Final Termination Date, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranty Agreements and Liens. Section 10.10 Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof. Section 10.11 Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to execute and deliver the Collateral Documents on behalf of each of the Lenders, the L/C Issuer, and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate; provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer. Each Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders, the L/C Issuer or their Affiliates for any failure to monitor or maintain any portion of the Collateral. The Lenders and L/C Issuer hereby irrevocably authorize (and each of their Affiliates holding any Bank Product Obligations and Hedging Liability entitled to the benefits of the Collateral shall be deemed to authorize) the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any security trustee therefore) under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 of the United States Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable law. Except as otherwise specifically provided for herein, no Lender, L/C Issuer, or their Affiliates, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the

113 enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders or L/C Issuer or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders, the L/C Issuer, and their Affiliates. Each Lender and L/C Issuer is hereby appointed agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code or other applicable law can be perfected only by possession. Should any Lender or L/C Issuer (other than the Administrative Agent) obtain possession of any Collateral, such Lender or L/C Issuer shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Loan Parties, the Administrative Agent and each Secured Party agrees that, subject to Section 13.6, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Credit Documents may be exercised solely by the Administrative Agent. Section 10.12 Authorization to Release, Limit or Subordinate Liens or to Release Guaranties. The Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to, and shall, promptly upon the request and at the expense of the Borrower (a) release any Lien covering any Collateral that is sold, transferred, or otherwise Disposed of (including, for the avoidance of doubt, a sale, transfer or other Disposition of Collateral to an Excluded Subsidiary) in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or Disposition permitted by the terms of Section 8.10 or which has otherwise been consented to in accordance with Section 13.3), (b) release or subordinate any Lien on any assets subject to Liens permitted by Section 8.8(d), 8.8(m), 8.8(n), Section 8.8(o) or Section 8.8(p) that secure any Indebtedness or other obligations permitted by Section 8.7(b), Section 8.7(n) or Section 8.7(o), (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, (d) release Liens on the Collateral following termination or expiration of the Revolving Loan Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit and, if then due, Hedging Liability and Bank Product Obligations (the occurrence of the foregoing the “Final Termination Date”), (e) release any Lien on any Excluded Property, (f) release any Subsidiary (other than the Borrower) from its obligations as a Loan Party if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, and (g) release any Subsidiary (other than the Borrower) from its obligations as a Loan Party if such Subsidiary is designated by the Borrower in writing as an Excluded Subsidiary. Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Person form its obligations as a Loan Party under the Loan Documents. 114 Section 10.13 Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the applicable Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 3.1, 4.5, 4.6, and 13.4) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.1 and 13.4. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding. Section 10.14 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement, 115 (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, such Lender, and the Borrower, provided that the Borrower shall not unreasonably withhold its consent. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 10.15 Rate Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark 116 Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 11 The Guarantees. Section 11.1 The Guarantees. To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Subsidiary executing an additional guarantor supplement in the form attached hereto as Exhibit F or such other form acceptable to the Administrative Agent) and the Borrower (as to the Secured Obligations of another Loan Party) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, for the benefit of the Secured Parties, the due and punctual payment, in cash, of all present and future Secured Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment, in cash, of all other Obligations now or hereafter owed by the Borrower under the Loan Documents and the due and punctual payment, in cash, of all Hedging Liability and Bank Product Obligations, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges (including reasonable and documented attorneys’ fees and charges), after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed or allowable claim against the Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower, any other Loan Party or any Subsidiary thereof punctually to pay any Secured Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower, such other Loan Party or such Subsidiary. Section 11.2 Guarantee Unconditional. The obligations of each Guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

117 (a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Loan Party or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise; (b) any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations; (c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Loan Party or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Loan Party or other obligor or of any other guarantor contained in any Loan Document; (d) the existence of any claim, set-off, or other rights which any Loan Party or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith; (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Loan Party or other obligor, any other guarantor, or any other Person or Property; (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Loan Party or other obligor, regardless of what obligations of any Loan Party or other obligor remain unpaid; (g) any invalidity or unenforceability relating to or against any Loan Party or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 11. Section 11.3 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 11 shall remain in full force and effect until the Final Termination Date. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by any Loan Party or other obligor or any guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Loan Party or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. 118 Section 11.4 Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made under this Section 11, or otherwise, until the termination of each Guarantor’s obligations under this Section 11 pursuant to Section 11.3. If any amount shall be paid to a Guarantor on account of such subrogation rights prior to such time, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties or be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement. Section 11.5 Subordination. Until the termination of each Guarantor’s obligations under this Section 11 pursuant to Section 11.3, each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of Holdings, the Borrower or other Loan Party owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Secured Obligations. During the existence of any Event of Default, subject to Section 11.4, any such indebtedness, obligation, or liability of Holdings, the Borrower or other Loan Party owing to such Subordinated Creditor shall be enforced if requested by the Administrative Agent in writing and performance received by such Subordinated Creditor as trustee for the benefit of the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for application to the Secured Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 11. Section 11.6 Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, the L/C Issuer, or any other Person against Holdings, the Borrower or any other Loan Party or other obligor, another guarantor, or any other Person. Section 11.7 Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 11 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 11 void or voidable under applicable law, including, without limitation, fraudulent conveyance law. Section 11.8 Stay of Acceleration. If acceleration of the time for payment of any amount payable by Holdings, the Borrower or other Loan Party or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such other Loan Party or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request or otherwise with the consent of the Required Lenders. Section 11.9 Benefit to Guarantors. Holdings and Loan Parties are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower, Holdings and the other Loan Parties has a direct impact on the success of each of the other Loan Parties and Holdings. Each Guarantor will derive substantial direct and indirect benefit 119 from the extensions of credit hereunder, and each Guarantor acknowledges that this guarantee is necessary or convenient to the conduct, promotion and attainment of its business. Section 11.10 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party and Holdings to honor all of its obligations under this Guaranty Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11 shall remain in full force and effect until discharged in accordance with Section 11.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Section 12 Collateral. Section 12.1 Collateral. The Secured Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of each Loan Party in all of the Collateral, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that: (i) the Collateral shall not include Excluded Property and (ii) the Collateral need not include (or be perfected if a Lien is granted) those assets of any Loan Party as to which the Administrative Agent in its sole discretion determines that the cost of obtaining a security interest in or perfection thereof are excessive in relation to the value of the security to be afforded thereby. Each Loan Party acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of the Secured Parties and shall be valid and perfected first priority Liens (to the extent perfection by filing, registration, recordation, possession or control is required herein or in any other Loan Document) subject to the proviso appearing at the end of the preceding sentence and to Liens permitted by Section 8.8, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance reasonably satisfactory to the Administrative Agent. Section 12.2 [Reserved]. Section 12.3 Further Assurances. Each Loan Party agrees that it shall, from time to time at the request of the Administrative Agent, execute and deliver such documents and do such acts and things as the Administrative Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event any Loan Party forms or acquires any other Domestic Subsidiary after the date hereof, except with respect to any such Subsidiary that the Borrower designates as an Excluded Subsidiary, the Loan Parties shall promptly upon such formation or acquisition cause such newly formed or acquired Domestic Subsidiary to execute a Guaranty Agreement and such Collateral Documents (or joinders or supplements to existing Loan Documents) as the Administrative Agent may then reasonably require, and the Loan Parties shall also deliver to the 120 Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith. Notwithstanding anything to the contrary herein, any requirement to cause any Subsidiary formed or acquired after the Closing Date to become a Loan Party or to designate any such Subsidiary as an Excluded Subsidiary shall not be required until the delivery of the next Compliance Certificate that is due pursuant to Section 8.5(g) following such formation or acquisition. Section 13 Miscellaneous. Section 13.1 Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail as follows: (i) if to the Borrower or any other Loan Party, to it at: 13215 Bee Cave Pkwy. Galleria Oaks Bldg B, Ste. B-250 Bee Cave, TX 78738 Attention: June Dively Email: ***** and 13215 Bee Cave Pkwy. Galleria Oaks Bldg B, Ste. B-250 Bee Cave, TX 78738 Attention: Kenneth Lynch Email: ***** with a copy to (which shall not constitute notice): Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Attention: Lucas Spivey; Jordan Roberts Telephone: 713-836-3640; 713-836-3668 E-mail: *****; *****; (ii) if to the Administrative Agent or the L/C Issuer, to: ING Capital LLC 1133 Avenue of the Americas New York, NY 10036

121 Attention: Ellen Guo; Min Jiang Email: *****; or (iii) if to any other Lender, to it at its address set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by e-mail shall be deemed to have been given when sent. Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) Change of Address, etc. Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. (d) Platform. (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuer and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). (ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential 122 damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform. Section 13.2 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any credit facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (B) below in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in clause (i)(A) of this clause (b), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade 123 Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Loans and 2021 Term Loans, unless each of the Administrative Agent and, so long as no Event of Default under Sections 9.1(a), 9.1(j) or 9.1(k) or with respect to the observance or performance of any covenant set forth in Sections 8.5(a) and 8.5(b) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 9.1(a), 9.1(j) or 9.1(k) or with respect to the observance or performance of any covenant set forth in Sections 8.5(a) or 8.5(b) has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (C) solely in the case of assignments of all or any portion of a Revolving Loan Commitment, Revolving Loan, or Letter of Credit participation, the consent of the L/C Issuer shall be required. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a Person, that is, or is owned or controlled by Persons that 124 are, (1) the target of any Sanctions Programs or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions Programs, (D) unless an Event of Default under Section 9.1(a) has occurred and been continuing for more than thirty (30) consecutive days, any Ineligible Assignee or (E) a natural Person. (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Revolving Loans, as applicable, previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit, as applicable, in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the Closing Date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.4 and 13.6 with respect to facts and circumstances occurring prior to the Closing Date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the

125 “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Information contained in the Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (1) a natural Person, (2) the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries, (3) a Person, that is, or is owned or controlled by Persons that are, (x) the target of any Sanctions Programs or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions Programs, (4) any Ineligible Assignee, or (5) any Defaulting Lender or Affiliate of a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the L/C Issuer and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.8 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such Participant has an interest. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.5, and 4.6 (subject to the requirements and limitations therein, including the requirements under Section 4.1(g) (it being understood that the documentation required under Section 4.1(g) shall be delivered to the Participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.11 and 4.8 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1 or 4.5, with respect to any participation, than its Participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.11 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.6 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 13.7 (Sharing of Payments by Lenders) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender 126 shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations (or any successor thereto). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Section 13.3 Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) with respect to this Agreement, the Borrower or, with respect to any other Loan Document, each Loan Party to such Loan Document, (b) the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders), and (c) if the rights or duties of the Administrative Agent or the L/C Issuer are affected thereby, the Administrative Agent or the L/C Issuer, as applicable; provided that: (i) no amendment or waiver pursuant to this Section 13.3 shall (A) increase the Commitment of any Lender without the consent of such Lender or (B) subject to Section 4.4, reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (x) to amend the default rate provided in Section 2.8 or to waive any obligation of the Borrower to pay interest or fees at the default rate as set forth therein, or (y) to amend or waive any mandatory prepayment; (ii) no amendment or waiver pursuant to this Section 13.3 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 13.3, change Section 13.7 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 3.1 or 9.4, release any material Guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), subordinate any payment or lien under the Loan Documents, or affect the number of Lenders required to take any action hereunder or under any other Loan Document; 127 (iii) no amendment or waiver pursuant to this Section 13.3 shall, unless signed by each Lender affected thereby, extend the Termination Date or the Maturity Date, or extend the stated expiration date of any Letter of Credit beyond the Termination Date; and (iv) no amendment to Section 11 shall be made without the consent of the Guarantor(s) affected thereby. Notwithstanding anything to the contrary herein, (1) any amendment or waiver that requires the consent of each Lender directly affected and, by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders, (2) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Loan Commitment, Term Loan Commitment and/or 2021 Term Loan Commitments, as applicable, of any Defaulting Lender may not be increased or extended and the principal amount thereof or any accrued and unpaid interest attributable to such amount may not be reduced or forgiven, in each case, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender shall require the consent of such Defaulting Lender, (3) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (4) guarantees, collateral security documents and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Section 13.4 Costs and Expenses; Indemnification. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one (1) outside lead counsel and one (1) outside local counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, such reasonable out-of-pocket expenses incurred in connection with the creation, perfection or protection of the Liens under the Loan Documents (including all title insurance fees and all search, filing and recording fees), (ii) all reasonable and documented out- of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, 128 renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder). For the avoidance of doubt, this Section 13.4(a) shall not apply to Taxes. (b) Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Joint Lead Arranger, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof), the L/C Issuer, and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Claim or Environmental Liability, including with respect to the actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) resulted from any dispute that does not involve an act or omission by the Borrower or any of its Affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee against another Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent under this Agreement. This

129 subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub- agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 13.15. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto or any Indemnitee, Loan Party or any Subsidiary, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) relating to this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of Section 13.4(b)), the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof; provided that this sentence shall not limit the Loan Parties obligations hereunder with respect to claims asserted against any Indemnitee by a third party. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. (e) Payments. All amounts due under this Section shall be payable within ten (10) Business Days of demand therefor. (f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder. For the avoidance 130 of doubt, this Section 13.4(b) shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims. Section 13.5 No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have. Section 13.6 Right of Setoff. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the L/C Issuer or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Secured Parties, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party may have. Each applicable Secured Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Section 13.7 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, 131 or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (b) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. Section 13.8 Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder. Section 13.9 Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 4.1, 4.5, 4.6, and 13.4, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations. Section 13.10 Counterparts; Integration; Effectiveness. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a 132 manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.2, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the Closing Date specifying its objection thereto. (b) Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Loan Document or any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 13.11 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement. Section 13.12 Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable. Section 13.13 Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS. Section 13.14 Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any

133 Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period. Section 13.15 Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity. Section 13.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and the Administrative Agent, the L/C Issuer, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, the L/C Issuer, or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the L/C Issuer, and the Lenders are arm’s-length commercial transactions between such Loan Parties and their Affiliates, on the one hand, and the Administrative Agent, the L/C Issuer, and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the L/C Issuer, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the L/C Issuer, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party and its 134 Affiliates, and none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the L/C Issuer, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 13.17 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement, the Notes and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York without regard to conflicts of law principles that would require application of the laws of another jurisdiction. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction. (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 13.17(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 13.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements. Section 13.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO 135 ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 13.19 USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or L/C Issuer to identify the Borrower in accordance with the Act. Section 13.20 Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer severally (and not jointly) agree to maintain the confidentiality of the Information (as defined below) and not to disclose such Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and the disclosing party shall cause such Persons to comply with the obligations set forth in this Section 13.20); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including as the National Association of Insurance Commissioners or any similar organization) regulating any Lender or its Affiliates); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process as advised by legal counsel; provided that, the Administrative Agent, the applicable Lender or the L/C Issuer, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner); (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section (or as my otherwise be reasonably acceptable to the Borrower) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis) (on substantially the terms set forth in this Section or as otherwise reasonably acceptable to the Borrower, including, without limitation, as agreed in any Borrower Communications) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Information, (ii) to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower 136 and its obligations, this Agreement or payments hereunder, (iii) to its insurers and re-insurers and other credit risk support providers and (iv) to any Person to whom it pledges or may potentially pledge its interests hereunder pursuant to Section 13.2(e); (g) with the prior written consent of the Borrower; (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or a Subsidiary or Related Party thereof. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the available information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For purposes of this Section, “Information” means all information received from a Loan Party or any of its Subsidiaries or Related Parties relating to a Loan Party or any of their respective businesses, other than any such information that is publicly available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by a Loan Party or any of its Subsidiaries or Related Parties other than as a result of a breach of this Section; provided that all information received after the Closing Date from the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 13.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

137 (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 13.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 13.22, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). 138 “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). [Signature Pages to Follow] [SIGNATURE PAGE] This Credit Agreement is entered into among the undersigned parties for the uses and purposes hereinabove set forth as of the date first above written. SI INVESTMENT CO, LLC as Borrower Name: Title: SIENERGY OPERATING, LLC SIENERGY, L.P. TERRA TRANSMISSION, LLC DIVELY ENERGY SERVICES COMPANY, LLC TERRA GAS SUPPLY, LLC SIENERGY POWER SOLUTIONS, LLC SIENERGY GP, L.L.C. as Guarantors Name: Title: [SIGNATURE PAGE] ING CAPITAL LLC, as Administrative Agent, L/C Issuer and Lender By: Name: Title: By: Name: Title:

[SIGNATURE PAGE] Exhibit A Notice of Payment Request December 22, 2020 [Name of Lender] [Address] Attention: Reference is made to the Credit Agreement, dated as of December 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SI INVESTMENT CO, LLC, as borrower, SIENERGY OPERATING, LLC, as holdings, the Guarantors party thereto, the Lenders party thereto and ING Capital LLC, as the Administrative Agent and as the L/C Issuer. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $____________. Your Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $_______________. Your Percentage of the returned Reimbursement Obligation is $_______________.] Very truly yours, ING Capital LLC, as L/C Issuer By _________________________________ Name _____________________________ Title ______________________________ Copy to: Administrative Agent [SIGNATURE PAGE] Exhibit B Notice of Borrowing Date: ____________, ____ To: ING Capital LLC, as the Administrative Agent for the Lenders party to the Credit Agreement, dated as of December 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SI INVESTMENT CO, LLC, SIENERGY OPERATING, LLC, as holdings, the Guarantors party thereto, certain Lenders which are signatories thereto, and ING Capital LLC, as the Administrative Agent and as the L/C Issuer. Ladies and Gentlemen: The undersigned, SI INVESTMENT CO, LLC (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Credit Agreement, of the Borrowing specified below: 1. The Business Day of the proposed Borrowing is ___________, 20__. 2. The aggregate amount of the proposed Borrowing is $______________. 3. The Borrowing is to be a [Term Loan][Revolving Loan]. 4. The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar] Loans. [5. The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be [1][3][6] month[s].] The undersigned hereby certifies that the following statements are true on the date hereof, before and after giving effect thereto and to the application of the proceeds therefrom: (a) the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are and remain true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects), as of the date set forth above except to the extent the same expressly relate to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) as of such earlier date; and (b) no Default has occurred and is continuing or would occur as a result of such proposed Borrowing. SI INVESTMENT CO, LLC By _________________________________ Name: Title: C-1 Exhibit C Notice of Continuation/Conversion Date: ____________, ____ To: ING Capital LLC, as the Administrative Agent for the Lenders party to the Credit Agreement, dated as of December 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SI INVESTMENT CO, LLC, SIENERGY OPERATING, LLC, as holdings, the Guarantors party thereto, certain Lenders which are signatories thereto and ING Capital LLC, as the Administrative Agent and as the L/C Issuer. Ladies and Gentlemen: The undersigned, SI INVESTMENT CO, LLC (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Credit Agreement, of the [conversion] [continuation] of the [Term Loans][Revolving Loans] specified herein, that: 1. The conversion/continuation Date is __________, 20__. 2. The aggregate amount of the [Term Loans][Revolving Loans] to be [converted] [continued] is $______________. 3. The [Term Loans][Revolving Loans] are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans. 4. [If applicable, in the case of Eurodollar:] The duration of the Interest Period for the [Term Loans][Revolving Loans] included in the [conversion] [continuation] shall be _________ months. SI INVESTMENT CO, LLC By _________________________________ Name: Title:

D-1-1 Exhibit D-1 Revolving Note U.S. $_______________ ____________, 20___ FOR VALUE RECEIVED, the undersigned, SI INVESTMENT CO, LLC, a Delaware limited liability company (the “Borrower”), hereby, as described in Section 2.9 (Evidence of Indebtedness) of the Credit Agreement hereinafter defined, promises to pay to ____________________ (the “Lender”) or its registered assigns on the Termination Date of the hereinafter defined Credit Agreement, as payee, at the principal office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement and in accordance with the terms of the Credit Agreement. The unpaid principal amount of this Revolving Note (this “Note”) shall bear interest in accordance with the terms of the Credit Agreement. Interest on this Note shall be payable in accordance with the terms of the Credit Agreement. This is one of the Revolving Notes referred to in the Credit Agreement, dated as of December 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, SIENERGY OPERATING, LLC, as holdings, the Guarantors party thereto, the Lenders and L/C Issuer party thereto, and ING Capital LLC, as the Administrative Agent, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be construed and determined in accordance with the laws of the State of New York without regard to conflicts of law principles that would require application of the laws of another jurisdiction. This Note evidences Revolving Loans made under the Credit Agreement, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. This Note: (a) is subject to the provisions of the Credit Agreement; (b) is subject to voluntary and mandatory prepayment in whole or in part as provided in the Credit Agreement; (c) is secured and guaranteed as provided in the Loan Documents; and (d) is subject to acceleration as provided in the Credit Agreement. Any past due principal of, and, to the extent permitted by applicable law, past due interest on, this Note shall bear interest until paid at the default rate as provided in (and to the extent required by) Section 2.8 (Default Rate) of the Credit Agreement. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 13.2 (SUCCESSORS AND ASSIGNS) OF THE CREDIT AGREEMENT. This Note shall constitute a Loan Document for all purposes. SI INVESTMENT CO, LLC By _________________________________ Name _____________________________ Title ______________________________ D-3-1 Exhibit D-2 Term Note U.S. $_______________ ____________, 20___ FOR VALUE RECEIVED, the undersigned, SI INVESTMENT CO, LLC, a Delaware limited liability company (the “Borrower”), hereby, as described in Section 2.9 (Evidence of Indebtedness) of the Credit Agreement hereinafter defined, promises to pay to ____________________ (the “Lender”) or its registered assigns on the Termination Date of the hereinafter defined Credit Agreement, as payee, at the principal office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement and in accordance with the terms of the Credit Agreement. The unpaid principal amount of this Term Note (this “Note”) shall bear interest in accordance with the terms of the Credit Agreement. Interest on this Note shall be payable in accordance with the terms of the Credit Agreement. This is one of the Term Notes referred to in the Credit Agreement, dated as of December 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, SiEnergy Operating, LLC, as holdings, the Guarantors party thereto, the Lenders and the L/C Issuer party thereto and ING Capital LLC, as the Administrative Agent, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be construed and determined in accordance with the laws of the State of New York without regard to conflicts of law principles that would require application of the laws of another jurisdiction. This Note evidences Term Loans made under the Credit Agreement, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. This Note: (a) is subject to the provisions of the Credit Agreement; (b) is subject to voluntary and mandatory prepayment in whole or in part as provided in the Credit Agreement; (c) is secured and guaranteed as provided in the Loan Documents; and (d) is subject to acceleration as provided in the Credit Agreement. Any past due principal of, and, to the extent permitted by applicable law, past due interest on, this Note shall bear interest until paid at the default rate as provided in (and to the extent required by) Section 2.8 (Default Rate) of the Credit Agreement. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 13.2 (SUCCESSORS AND ASSIGNS) OF THE CREDIT AGREEMENT. This Note shall constitute a Loan Document for all purposes.

D-3-2 SI INVESTMENT CO, LLC By _________________________________ Name _____________________________ Title ______________________________ D-3-3 Exhibit F Additional Guarantor Supplement ______________, ___ To: ING Capital LLC, as the Administrative Agent for the Lenders party to the Credit Agreement, dated as of December 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SI INVESTMENT CO, LLC, SIENERGY OPERATING, LLC, as holdings, the Guarantors party thereto, the Lenders party thereto, and ING Capital LLC, as the Administrative Agent and as the L/C Issuer. Ladies and Gentlemen: Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein. The undersigned, [name of Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects), except to the extent the same expressly relate to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) as of such earlier date and the undersigned shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it. Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto. D-3-4 The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent, the L/C Issuer, or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed and determined in accordance with the laws of the State of New York without regard to conflicts of law principles that would require application of the laws of another jurisdiction. Very truly yours, [NAME OF GUARANTOR] By _________________________________ Name _____________________________ Schedule 1.1 SCHEDULE 1.1 Excluded Subsidiaries 1. C.S. Gas Services, LLC 2. SiEnergy Gas Services, LLC

SCHEDULE 2.1

Commitments

Lender	2023 Term Loan Commitment	Pro Rata Share
ING Capital LLC	$16,666,666.66	33.33%
KeyBank National Association	$16,666,666.67	33.33%
CoBank, ACB	$16,666,666.67	33.33%
Total	$50,000,000.00	100%

Schedule 2.1

SCHEDULE 6.2

Subsidiaries

Name of Loan Party (Parent)	Name of Subsidiary Issuer	Type of Organization	Jurisdiction of Organization	Percentage of Issuer's Equity Interests
SiEnergy Operating, LLC	Si Investment Co, LLC	Limited liability company	Delaware	100%
Si Investment Co, LLC	SiEnergy, LP	Limited partnership	Texas	99%
Si Investment Co, LLC	Terra Transmission, LLC	Limited liability company	Texas	100%
Si Investment Co, LLC	Dively Energy Services Company, LLC	Limited liability company	Texas	100%
Si Investment Co, LLC	Terra Gas Supply, LLC	Limited liability company	Texas	100%
Si Investment Co, LLC	SiEnergy Power Solutions, LLC	Limited liability company	Texas	100%
Si Investment Co, LLC	SiEnergy GP, LLC	Limited liability company	Texas	100%
SiEnergy GP, LLC	SiEnergy, L.P.	Limited Partnership	Texas	1%
SiEnergy GP, L.P.	SiEnergy Gas Services, LLC	Limited liability company	Texas	100%
Terra Gas Suppy, LLC	C.S. Gas Services, LLC	Limited liability company	Texas	90%

As of the Closing Date, TL Gas Company, LLC owns 10% of the outstanding equity interests in C.S. Gas Services, LLC

Schedule 6.2

SCHEDULE 6.17

<u>Compliance with Laws</u>

None.

Schedule 6.17

SCHEDULE 8.7

Closing Date Indebtedness

Lender	Description	Outstanding Balance
Texas Capital Bank	AUTO LOAN 17 - TCB 500000885	6,699.46
Texas Capital Bank	AUTO LOAN 18 - TCB 500000881	5,889.70
Texas Capital Bank	AUTO LOAN 19 - TCB 500000882	5,905.61
Texas Capital Bank	AUTO LOAN 20 - TCB 500000883	4,889.74
Texas Capital Bank	AUTO LOAN 21 - TCB 500000884	4,327.40
Texas Capital Bank	AUTO LOAN 22 - TCB 500000886	15,946.34
Texas Capital Bank	AUTO LOAN 23 - TCB 500000887	18,085.94
Texas Capital Bank	AUTO LOAN 24 - TCB 500008791	25,098.03
Texas Capital Bank	AUTO LOAN 25 - TCB 500008793	19,718.22
Texas Capital Bank	AUTO LOAN 26 - TCB 500008794	19,718.22
Texas Capital Bank	AUTO LOAN 27 - TCB 500008792	19,718.22
Texas Capital Bank	AUTO LOAN 28 - TCB 500008795	19,659.04
Texas Capital Bank	AUTO LOAN 29 - TCB 500013158	33,461.15
Texas Capital Bank	AUTO LOAN 30 - TCB 500020892	18,213.48
Texas Capital Bank	AUTO LOAN 31 - TCB 500032267	22,485.78
Texas Capital Bank	AUTO LOAN 32 - TCB 500043141	23,531.77
Texas Capital Bank	AUTO LOAN 33 - TCB 500057731	40,349.80
NA	ST LOANS EARN OUT PAYABLE	1,127,402.00
NA	LT DEBT EARN OUT PAYABLE	3,986,612.62
	TOTAL	5,417,712.52

Schedule 8.7

Schedule 8.8 SCHEDULE 8.8 Closing Date Liens Liens securing the Debt described on Schedule 8.7 Schedule 8.10 SCHEDULE 8.10 Dispositions None.